Dated April 23, 2018

SEMICONDUCTOR MANUFACTURING INTERNATIONAL CORPORATION and DATANG TELECOM TECHNOLOGY & INDUSTRY HOLDINGS CO., LTD. and DATANG HOLDINGS (HONGKONG) INVESTMENT COMPANY LIMITED

SUBSCRIPTION AGREEMENT

relating to the Subscription for

US$200,000,000 2.00 per cent. perpetual subordinated convertible securities convertible into ordinary shares of Semiconductor Manufacturing International Corporation

(to be consolidated and form a single series with the US$65,000,000 2.00 per cent. perpetual subordinated convertible securities issued on December 14, 2017)

Table of Contents

Clause	Heading	Page

1	Issue of the Subscription Securities and Publicity	1

2	Agreement by Datang Telecom and the Subscriber	3

3	Listing	3

4	Representations, Warranties and Indemnity	4

5	Undertakings of the Issuer	13

6	Conditions Precedent	16

7	Closing	18

8	Expenses	18

9	Termination	19

10	Survival of Representations and Obligations	20

11	Communications	20

12	Currency Indemnity	21

13	Contracts (Rights of Third Parties) Act 1999	21

14	Governing Law and Jurisdiction	21

15	Counterparts	22

Schedule 1 Terms and Conditions of the Securities

Schedule 2 Issuer Officer’s Certificate

i

THIS SUBSCRIPTION AGREEMENT is made on April 23, 2018, BETWEEN:

1	SEMICONDUCTOR MANUFACTURING INTERNATIONAL CORPORATION (the “Issuer” or the “Company”);

2	DATANG TELECOM TECHNOLOGY & INDUSTRY HOLDINGS CO., LTD. (“Datang Telecom”); and

3	DATANG HOLDINGS (HONGKONG) INVESTMENT COMPANY LIMITED (the “Subscriber”).

WHEREAS:

(A)
The Issuer and Deutsche Bank AG, Hong Kong Branch, Barclays Bank PLC and J.P. Morgan Securities Plc entered into a subscription agreement (the “Securities Subscription Agreement”) in relation to an issue of US$65,000,000 2.00 per cent. perpetual subordinated convertible securities (the “Securities”). The Securities shall, where the context so admits, include Securities evidenced by a global certificate (the “Global Certificate”) representing the Securities). Definitive Certificates, if required to be issued, will be in registered form in amounts of US$250,000.

(B)
Pursuant to the share purchase agreement dated November 6, 2008 entered into between the Company and Datang Telecom (as amended by the supplemental agreement dated August 22, 2014 entered into among the Company, Datang Telecom and the Subscriber), if the Company proposes to issue new Shares or securities convertible into Shares, Datang Telecom has a pre-emptive right to subscribe for (i) a pro rata portion of such new securities issued which is equivalent to the percentage of the issued share capital of the Company then owned by Datang prior to the issue of such securities or (ii) should such issue of new Shares or securities convertible into Shares result in a single investor or investor group acting in concert beneficially owning more Shares than Datang and its wholly-owned subsidiary, one Share more than the number of Shares proposed to be beneficially owned by such prospective largest shareholder of the Company. In connection with the issue of the Securities, the Company has notified Datang Telecom in writing on November 29, 2017, specifying the numbers and type of securities to be offered and the subscription price of the proposed offer. Datang Telecom delivered a notice to the Company to exercise its pre-emptive right and further subscribe for perpetual subordinated convertible securities being an aggregate amount equivalent to US$200,000,000 (the “Subscription Securities”) on December 13, 2017.

(C)
Datang Telecom, the Subscriber and the Company have agreed that the Company shall issue and Datang Telecom, through the Subscriber, shall subscribe for the Subscription Securities on and subject to the terms and conditions of this Agreement and on and subject to substantially the same terms as that of the Securities Subscription Agreement. The issue of the Subscription Securities will be consolidated and from the date of issue of the Subscription Securities form a single series with the US$65,000,000 2.00 per cent. perpetual subordinated convertible securities issued on December 14, 2017 by the Company.

1	Issue of the Subscription Securities and Publicity

1.1
Agreement to Issue the Subscription Securities: The Issuer agrees to issue the Subscription Securities to the Subscriber on the Closing Date. The Subscription Securities will be subscribed at a price equal to 100 per cent. of the principal amount of the Subscription Securities (the “Issue Price”).

1.2
The Contracts: The Issuer will, not later than the Closing Date, enter into (and provide the Subscriber with a copy of) (1) a supplemental trust deed (the “Supplemental Trust Deed”) with such amendments as approved by the Subscriber of the trust deed dated December 14, 2017 (as so amended, the “Trust Deed”) with The Bank of New York Mellon, London Branch as Trustee (the “Trustee”) and (2) a supplemental agency agreement (the “Supplemental Agency Agreement”) as approved by the Subscriber of the paying, conversion and transfer agency agreement dated December 14, 2017 (as so amended, the “Agency Agreement”) with The Bank of New York Mellon, London Branch (the “Principal Paying Agent”), the Trustee and the agents named in it. This Agreement, the Supplemental Trust Deed and the Supplemental Agency Agreement are together referred to as the “Contracts”.

1.3
Offering Circular: The Issuer prepared an offering circular (the “Offering Circular”) dated December 11, 2017 (the “Publication Date”) for use in connection with the offering of the Securities and the listing of the Securities on the Singapore Exchange Securities Trading Limited (the “Singapore Stock Exchange”).

1.4
Conditions: The terms and conditions of the Securities (the “Terms and Conditions”) are as set out in Schedule 1 of the Trust Deed and are summarised in the Offering Circular and attach to this Agreement as Schedule 1 for reference.

1.5
Definitions: In this Agreement (including the recitals), capitalised terms defined in the Terms and Conditions shall have the same meaning herein and the following expressions shall, unless the context requires otherwise, have the following meanings:

“2016 Bonds” means the US$450,000,000 zero coupon convertible bonds due 2022 issued on July 7, 2016 by the Company;

“Announcement” means the announcement dated on or around the date hereof issued by the Issuer as soon as possible following the execution of this Agreement pursuant to the requirements under the Listing Rules relating to, amongst other things, the subscription of the Subscription Securities;

“business day” means a day on which banks are open for business in London, New York City, Singapore and Hong Kong;

“Closing Date” means the date of completion of the subscription of the Subscription Securities as the Issuer and the Subscriber may agree separately, not being later than December 31, 2018;

“Company Information” has the meaning given to it in Clause 4.1.9;

“Group” means the Issuer and its subsidiaries;

“Listing Rules” means the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited;

“Material Adverse Effect” means a material adverse effect upon the financial or trading condition or the earnings, net assets, business affairs or business prospects (whether or not arising in the ordinary course of business) or properties of the Issuer or of the Group (taken as a whole) or would adversely affect the ability of the Issuer to perform its obligations under the Contracts or which is material in the context of the issue of the Subscription Securities;

“Share Subscription Agreement” means a share subscription agreement for the issue of 61,526,473 Shares entered into between the Issuer, Datang Telecom and the Subscriber on or about the date of this agreement relating to Datang Telecom’s exercise of its pre-emptive right;

“Subscription Securities” means the US$200,000,000 2.00 per cent. perpetual subordinated convertible securities to be issued pursuant to this Agreement to be consolidated and form a single series with the Securities.

2	Agreement by Datang Telecom and the Subscriber

2.1
Subscription: Datang Telecom, through the Subscriber, agrees to subscribe for the Subscription Securities and the Subscriber agrees to pay for the Subscription Securities at the Issue Price, amounted to US$200,000,000, on the Closing Date on the terms and conditions of this Agreement.

3	Listing

3.1
Application for Listing: The Issuer confirms that it has made or caused to be made an application for the Subscription Securities to be listed on the Singapore Stock Exchange and that it will, in accordance with the terms of this Agreement, make or cause to be made an application for the Shares to be issued on conversion of the Subscription Securities (the “New Shares”) to be listed on The Stock Exchange of Hong Kong Limited (the “Hong Kong Stock Exchange”).

3.2
Supply of Information: The Issuer agrees to deliver to the Singapore Stock Exchange copies of the Offering Circular and to take such other steps as may be required for the purpose of obtaining such listing, provided that if such listing has not been obtained by the Closing Date, the Issuer agrees that it shall use reasonable endeavours to obtain a listing of the Subscription Securities on the Singapore Stock Exchange or such other stock exchange mutually acceptable to the Subscriber and the Issuer as soon as practicable following the Closing Date, which shall include the preparation of listing particulars based on the Offering Circular and containing the relevant information required by the relevant stock exchange to obtain such listing.

3.3
Maintenance of Subscription Security Listing: The Issuer will use reasonable endeavours to obtain and maintain such listing for as long as any Subscription Security is outstanding and pay all fees and supply any and all documents, information and undertakings and publish all announcements as required by the Singapore Stock Exchange for such purpose. If, however, they are unable to maintain such listing, having used such endeavours, or if the maintenance of such listing is unduly onerous, the Issuer will instead use reasonable endeavours as soon as reasonably practicable to obtain and thereafter to maintain a listing for the Securities on such other stock exchange, as is commonly used for the quotation or listing of debt securities, prior to the Closing Date as it may (with the approval of the Subscriber) decide or, failing such decision, as the Subscriber may reasonably determine and after the Closing Date in accordance with the terms of the Trust Deed.

3.4
Share Listing: The Issuer will use reasonable endeavours to maintain the listing of the Shares on the Hong Kong Stock Exchange, and to pay all fees and supply any and all documents, information and undertakings and publish all announcements as required by the Hong Kong Stock Exchange for such purpose. If, however, it is unable to maintain such listing, having used such endeavours, the Issuer will instead use reasonable endeavours to obtain and thereafter to maintain a listing for the New Shares on such other stock exchange as it may decide.

4	Representations, Warranties and Indemnity

4.1	The Issuer represents and warrants to and (where applicable) agrees with, the Subscriber that:

4.1.1
Validity of the Subscription Securities: the Subscription Securities have been duly authorised by the Issuer and, when duly executed, authenticated, issued and delivered in accordance with the other Contracts, the Subscription Securities will constitute valid and legally binding obligations of the Issuer;

4.1.2
Status: the Subscription Securities (when issued) will constitute direct, unconditional, unsecured and subordinated obligations of the Issuer and will at all times rank pari passu without any preference among themselves. In the event of the Winding-Up of the Issuer, the rights and claims of the Securityholders in respect of the Securities (other than in relation to the Conversion Right) shall rank ahead of those persons whose claims are in respect of any Junior Securities of the Issuer, but shall be subordinated in right of payment to the claims of all other present and future senior and subordinated creditors of the Issuer, other than the claims of holders of Parity Securities of the Issuer;

4.1.3
Authorised Share Capital: the Issuer has or, prior to the Closing Date will have, sufficient authorised but unissued share capital to satisfy the issue of such number of New Shares as would be required to be issued on conversion of all the Subscription Securities at the initial conversion price and shall maintain at all times sufficient authorised but unissued share capital to satisfy the issue of sufficient New Shares at the prevailing conversion price of the Subscription Securities;

4.1.4	New Shares: the New Shares, when issued and delivered in the manner contemplated by the Subscription Securities and the Trust Deed:

(i)	will be duly and validly issued, fully-paid and non-assessable;

(ii)	will conform in all material respects to the description thereof contained in the Offering Circular;

(iii)
will rank pari passu and carry the same rights and privileges in all respects as any other class of ordinary share capital of the Issuer and shall be entitled to all dividends and other distributions declared, paid or made thereon save as provided for in the Terms and Conditions; and

(iv)	will be freely transferable, free and clear of all liens, charges, encumbrances, security interests or claims of third parties; and will not be subject to calls for further funds;

4.1.5
Restrictions: there are no restrictions on transfers of the Subscription Securities or the voting or transfer of any of the Shares or payments of dividends with respect to the Shares under laws or regulations of the Cayman Islands or Hong Kong, or pursuant to the Issuer’s constitutional documents, or pursuant to any agreement or other instrument to which the Issuer is a party or by which it may be bound;

4.1.6
Capitalisation: the Issuer has an authorised capitalisation as set forth in the Offering Circular under the heading “Capitalisation”; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Issuer have been duly and validly authorised and issued, are fully paid and non-assessable, and all such equity interests are owned directly or indirectly by the Issuer, free and clear of all liens, charges, encumbrances, security interests, restrictions on voting or transfer or claims of any third party;

4.1.7	Listing: all of the currently issued Shares have been duly listed on the Hong Kong Stock Exchange;

4.1.8
No non-public information: save for the matters set out in the Announcement, the Company is not in possession of any non-public information relating to the Company, any other member of the Group or their respective businesses the release of which could materially affect the trading price of the Shares and there is not in existence any material or information relating to the Company which will be required to be but has not been disclosed by the Company under the Listing Rules or the Securities Exchange Act of 1934. Without prejudice to the generality of the foregoing, there is no material information (including, without limitation, any information regarding any material adverse change or prospective material adverse change in the condition of, or any actual, pending or threatened litigation, arbitration or similar proceeding involving, the Group) that is not described in the Company’s most recent annual report or subsequent public information releases (the “Company Information”) which information is necessary to enable investors to make an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of the Group; the Company Information does not include any untrue statement of a material fact or omit to state any fact necessary in order to make the statements therein not misleading in any material respect;

4.1.9
Information: all information (whether oral, written, electronic or in any other form) supplied by or on behalf of the Company, any other member of the Group or any of their respective officers, directors, employees or advisers, for the purpose of or in connection with the issue of the Subscription Securities or the Company and all publicly available information and records of the Company since 1 January 2016 (including information contained in annual reports, statutory filings and registrations) is and was, when supplied or published, true and accurate in all material respects and not misleading in any material respect;

4.1.10
Litigation: there is no claim, litigation, arbitration, prosecution or other legal proceedings or police, legal or regulatory investigation or enquiry in progress or pending or threatened against any member of the Group or any of its properties or (as far as the Company is aware) the Company’s executive directors, officers, properties or employees nor, so far as the Company is aware, is there any claim or any facts or circumstances of a material nature which would give rise to a claim against any member of the Group or any of its properties or the Company’s executive directors, which in any such case would result in a Material Adverse Effect;

4.1.11
No Material Adverse Change: there has been no material adverse change, or any development or event involving or reasonably likely to involve a prospective material adverse change, in the financial or trading condition, or the earnings, net assets, business affairs or business prospects (whether or not arising in the ordinary course of business) or properties of the Company or the Group (taken as a whole) since 31 December 2016;

4.1.12
Incorporation: each member of the Group is duly incorporated and validly existing under the laws of the place of its incorporation and each member of the Group has power to own its assets and to conduct its business in the manner presently conducted and there has been no petition filed, order made or effective resolution passed for the liquidation or winding up of any member of the Group;

4.1.13	Approvals:

(i)
each member of the Group has obtained such certificates, authorisations, licences, orders, consents, approvals or permits (“Approvals”) issued by, and has made all declarations and filings with, all appropriate national, state, local and other governmental agencies or bodies, all exchanges and all courts and other tribunals, domestic or foreign, as are required under the provisions of any applicable law in connection with the operation of its business;

(ii)
there is no breach by any member of the Group of the Approvals or provisions of any ordinance, statute or regulation governing such authorisations or licences which would result in a Material Adverse Effect nor is there any reason why any such Approvals should be withdrawn, revoked, modified or cancelled;

4.1.14
Laws and Listing Rules: the Company is not in breach of any rules, regulations or requirements of the Hong Kong Stock Exchange or any applicable laws and, in particular, the Company has complied at all times with the applicable rules and requirements under the Listing Rules and all applicable laws, save for any breach or non-compliance which is not material in the context of the issue of the Subscription Securities;

4.1.15
No order or judgment: there is no order, decree or judgement of any court or governmental agency or regulatory body outstanding or anticipated against any member of the Group which would result in a Material Adverse Effect;

4.1.16
Contingent Liabilities: no material outstanding indebtedness of any member of the Group has become payable or repayable by reason of any default of any member of the Group and no event has occurred or is impending which may result in such indebtedness becoming payable or repayable prior to its maturity date, in a demand being made for such indebtedness to be paid or repaid or in any step being taken to enforce any security for any such indebtedness of any member of the Group which would result in a Material Adverse Effect;

4.1.17
No default: no member of the Group is a party to or under any obligation which is material and which is of an unusual or unduly onerous nature; no member of the Group is in breach of or in default (nor has any event occurred which, with the giving of notice and/or lapse of time and/or fulfillment of any other requirement would result in a default by the Issuer or any member of the Group) of its constitutional documents or any contract or agreement which, individually or in the aggregate may have or has had a Material Adverse Effect

4.1.18	Offering Circular: on the Publication Date:

(i)
the Offering Circular contains all information with respect to the Issuer, the Group, the New Shares and the Securities which is material in the context of the issue of the Subscription Securities (including the information which, is required by applicable laws of Cayman Islands and according to the particular nature of the Issuer, the Shares and the Subscription Securities, is necessary to enable investors and their investment advisers to make an informed assessment of the assets and liabilities, financial position, profits and losses, and prospects of the Issuer and of the rights attaching to the Shares and the Securities);

(ii)	the statements contained in the Offering Circular relating to the Issuer and to the Group, are true and accurate in all material respects and not misleading;

(iii)
the opinions and intentions expressed in the Offering Circular with regard to the Issuer and to the Group are honestly held, have been reached after considering all relevant circumstances and based on reasonable assumptions;

(iv)
there are no other facts in relation to the Issuer, the Group, the New Shares or the Securities the omission of which would, in the context of the issue and offering of the Securities make any statement in the Offering Circular misleading in any material respect;

(v)	all reasonable enquiries have been made by the Issuer to ascertain such facts and to verify the accuracy of all such information and statements; and

(vi)
the Offering Circular does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

4.1.19
Financial Statements: the consolidated audited financial statements of the Issuer and its consolidated subsidiaries taken as a whole (the “Consolidated Group”) as at and for the years ended 31 December 2015 and 2016 and the unaudited consolidated financial statements of the Consolidated Group as at and for the six months ended 30 June 2017 and the unaudited consolidated financial statements of the Consolidated Group as at and for three months ended 30 September 2017 provided to the Subscriber and included in the Offering Circular were (A) prepared (i) in accordance with, in the case of the audited consolidated accounts for the Group as at and for the years ended 31 December 2015 and 2016 and the unaudited consolidated financial statements of the Consolidated Group as at and for the six months ended 30 June 2017, International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and, in the case of the unaudited consolidated financial statements of the Consolidated Group as at and for the three months ended 30 September 2017, the International Accounting Standards (“IAS”) and (ii) pursuant to the relevant laws of Hong Kong consistently applied, and (B) in each case present a true and fair view of the financial position of the Issuer and of the Consolidated Group as at the dates, and the results of operations and changes in financial position of the Issuer and of the Consolidated Group for the periods in respect of which they have been prepared;

4.1.20	Title:

(i)
the Issuer and each member of the Group has good and marketable title to all real property, personal property and any other assets owned by it (including such property or assets as described in the Offering Circular) or any rights or interests thereto, in each case as is necessary to conduct the business now operated by it (“Assets”);

(ii)
the Issuer and each member of the Group has received all necessary approvals in order to have good and marketable title to its Assets, including without limitation approvals relating to the evaluation, acquisition and perfection of such title; and

(iii)
there are no charges, liens, encumbrances or other security interests or third party rights or interests, conditions, planning consents, orders, regulations, defects or other restrictions affecting any of such Assets which could have a material adverse effect on the value of such Assets, or limit, restrict or otherwise have a material adverse effect on the ability of the relevant member of the Group to utilise or develop any such Assets and, where any such Assets are held under lease, each lease is a legal, valid, subsisting and enforceable lease, in each case except for such defects in title, lack of approvals or lack of leases which would, individually or in the aggregate, have a Material Adverse Effect;

4.1.21
Validity of Contracts: (i) the Company has power under its constitutional documents to permit its entry into, and perform its obligations under, this Agreement in the manner set out herein and the other Contracts, and (ii) this Agreement (and its performance) has been duly authorised (such authorisation remaining in full force and effect) and executed by and constitutes, and the other Contracts (and their performance) will be duly authorised by the Company prior to the Closing Date and upon execution and delivery prior to or on the Closing Date will constitute, legally binding and enforceable obligations of the Company in accordance with their respective terms, subject to the laws relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, and general principles of equity;

4.1.22
Consents: there is no authorisation, consent, approval, licence or notification required for the purposes of or as a consequence of the issue of the Subscription Securities, the issue of the New Shares on conversion of the Subscription Securities, the carrying out of the other transactions contemplated by the Contracts and the Subscription Securities, or the compliance by the Issuer with the terms of the Securities or the Contracts, either from governmental, regulatory or other public bodies or authorities or courts or from any third party pursuant to any contractual or other arrangement to which the Company or any other member of the Group is a party, except for those which have been, or will on or prior to the Closing Date be, obtained (including but not limited to the approval for the listing of the Subscription Securities on the Singapore Stock Exchange and the approval for the listing of and permission to deal in the New Shares by the Hong Kong Stock Exchange);

4.1.23
Compliance: the execution and delivery of the Contracts, the issue of the Subscription Securities, the compliance by the Company with all of the provisions of the Contracts, the issue of the New Shares on conversion of the Subscription Securities as well as the consummation of the transactions contemplated in the Contracts do not and will not:

(i)	conflict with or result in a breach of any of the provisions of or under, the documents constituting the Issuer or its subsidiaries;

(ii)
conflict with or result in a breach or violation of, or result in any third party consent being required under, or constitute a default (nor has any event occurred which, with the giving of notice and/or the lapse of time and/or the fulfillment of any other requirement would result in a default) by the Issuer or any member of the Group under any of the terms or provisions of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant, instrument, to which any member of the Group is a party or by which any of the property or assets of any member of the Group is subject; or

(iii)
infringe any existing applicable law, order, rule or regulation, including, without limitation, to the extent applicable, the Companies Ordinance (Cap. 622 of the Laws of Hong Kong), the Listing Rules, the Hong Kong Code on Takeovers and Mergers or any judgment, authorisation decree or order of any court or governmental agency or body or court, domestic or foreign, having jurisdiction over any member of the Group or the property or assets of any member of the Group;

4.1.24
Pre-emptive Rights and Options: except for (i) the issue of Shares under the Share Subscription Agreement (ii) the issue of any Securities or Shares to be issued upon conversion of Securities pursuant to any pre-emptive rights arising from the share purchase agreement entered into between the Issuer and China Integrated Circuit Industry Investment Fund Co., Ltd. (“China IC Fund”) dated February 12, 2015; and (iii) the issue of Shares upon conversion of the 2016 Bonds or the Securities; and (iv) the issue of any share options and restricted share units pursuant to any share option schemes adopted in compliance with the Listing Rules and any publicly disclosed equity incentive plans of the Issuer:

(i)
there are no outstanding securities issued by the Issuer or its subsidiaries convertible into or exchangeable for, or warrants, rights or options, or agreements to grant warrants, rights or options, to purchase or to subscribe for Shares from the Issuer or its subsidiaries; and

(ii)
there are no other or similar arrangements approved by the Board of Directors of the Issuer or a general meeting of shareholders of the Issuer providing for the issue or purchase of Shares or the subscription for Shares;

4.1.25	No Repurchases: the Issuer has not made any repurchases of shares (as defined in Rule 10.06(6)(c) of the Listing Rules) in the 30 day period prior to the date of this Agreement;

4.1.26
Anti-Money Laundering: the operations of the Issuer and each member of the Group and, to the best of the knowledge of the Issuer (after due and careful enquiry), any of the Issuer’s jointly controlled entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, all applicable anti-money laundering laws, regulations, rules and guidelines in its jurisdiction and in each other jurisdiction in which such entity, as the case may be, conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Issuer or any member of the Group and any of their jointly controlled entities with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Issuer (after due and careful enquiry), threatened;

4.1.27
No Unlawful Payments: neither the Issuer nor any member of the Group nor any director or officer of, nor, to the best of the knowledge of the Issuer (after due and careful enquiry), any employee, agent, affiliate of or other person associated with or acting on behalf of the Issuer or any member of the Group, (i) has used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act, in violation of any applicable anti-bribery or anti-corruption law or regulation, in furtherance of an offer, promise or authorisation of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organisation, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law or regulation; or (iv) has made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and the Issuer and every member of the Group have conducted their businesses in compliance with the FCPA and any other similar applicable anti-bribery or anti-corruption law or regulation of any such other jurisdiction and have instituted and maintain and enforce policies and procedures designed to promote and ensure compliance with, and prevent violation of, such laws, rules and regulations;

4.1.28
Sanctions: neither the Issuer nor any member of the Group nor any director or officer of, nor, to the best of the knowledge of the Issuer (after due and careful enquiry), any employee, agent, affiliate of or other person acting on behalf of the Issuer or any member of the Group:

(i)
is an individual or entity (a “Person”) currently subject or the target of any sanctions administered or enforced by the U.S. Government (including but not limited to the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”) or any sanctions or requirements imposed by, or based upon the obligations or authorisations set forth in, the U.S. Trading With The Enemy Act, the U.S. International Emergency Economic Powers Act, the U.S. United Nations Participation Act, the Iran Sanctions Act, the Comprehensive Iran Sanctions Accountability and Divestment Act and Section 1245 of the National Defense Authorization Act for Fiscal Year 2012, the U.S. Syria Accountability and Lebanese Sovereignty Act, or the Iran Threat Reduction and Syria Human Rights Act of 2012, all as amended, or any Executive Orders issued in relation to the imposition of sanctions, or any sanctions or measures imposed by the United Nations Security Council, the European Union or Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, the “Sanctions”);

(ii)
is located, organized, resident or operating in a country, region or territory that is the subject or target of Sanctions, including, without limitation, the Crimea region, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”);

(iii)
has for the past five years engaged in, or is now engaged in, any dealings or transactions with any government, person, entity or project that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country;

(iv)	is or has been in violation of or subject to an investigation relating to any Sanctions;

4.1.29
Environmental Laws: each member of the Group has complied in all respects with all applicable Environmental Laws, save where any non-compliance would not have a Material Adverse Effect. For the purpose of this Clause 4.1.30, “Environmental Laws” means any and all supra-national, national, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licences, agreements or other governmental restrictions relating to the protection of the environment (including, without limitation, human, animal and plant life, ambient air, surface water, ground water, or land), the protection of property and proprietary rights or for the compensation of harm to the environment whether by clean-up, remediation, containment or other treatment or the payment of monies to any competent authority;

4.1.30
Insurance: the Issuer and each member of the Group has in place all insurance policies necessary and customary for the conduct of their businesses as currently operated and for compliance with all requirements of law, such policies are in full force and effect, and all premiums with respect thereto have been paid, and no notice of cancellation or termination has been received with respect to any such policy, and each member of the Group has complied in all material respects with the terms and conditions of such policies, except where breach of this provision would not have a Material Adverse Effect;

4.1.31
Intellectual Property: the Issuer and each member of the Group owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licences, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by it in each country in which it operates as described in the Offering Circular, and neither the Issuer nor any member of the Group has received any notice or is otherwise aware of any infringement of or conflict in any jurisdiction with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Issuer or any member of the Group therein, and which infringement or conflict (if the subject of any unfavourable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have a Material Adverse Effect;

4.1.32
Winding Up or Credit Event: no event has occurred or circumstance arisen which, had the Subscription Securities already been issued, could reasonably be expected to (whether or not with the giving of notice and/or the passage of time and/or the fulfilment of any other requirement): (i) constitute a “Winding Up” or a “Credit Event”, in each case as defined in the Terms and Conditions of the Securities; or (ii) require an adjustment of the initial conversion price of the Securities;

4.1.33
Accounting Treatment: the Subscription Securities will be recorded and accounted for as “equity” of the Issuer pursuant to IFRS for the purposes of the consolidated financial statements of the Issuer, and the Issuer (following consultation with its professional advisers) is not aware of any change or amendment to, nor any change or amendment to any interpretation of, nor any proposal in relation to any of the foregoing with regards to, IFRS, as a result of which the Subscription Securities must not or must no longer be recorded as “equity” of the Issuer pursuant to IFRS.

4.2
Repetition: Subject to Clause 9, the representations and warranties contained in, or given pursuant to, Clause 4.1 shall be deemed to have been repeated on the Closing Date taking into account facts and circumstances subsisting at such date.

4.3	Indemnity:

4.3.1
The commitment of the Subscriber under this Agreement being made on the basis of the foregoing representations and warranties and agreements of the Issuer with the intention that such representations and warranties shall remain true and accurate in all respects up to and including the Closing Date and that the agreements shall have been performed on or before the Closing Date and the Issuer undertakes to pay the Subscriber on demand an amount which on an after tax basis is equal to any liability, damages, cost, claim, loss or expense (including, without limitation, legal fees, costs and expenses) (a “Loss”) incurred by it, its respective subsidiaries, affiliates or associated companies or any person who controls any of them or any of their respective directors, officers, employees or agents (each an “Indemnified Person”) in respect of or in connection with:

(i)
any breach or alleged breach of any of the representations, warranties, undertakings or agreements contained in, or deemed to be made pursuant to, this Agreement or any certificate issued by the Issuer, including (without limitation) the failure by the Issuer to issue the Subscription Securities;

(ii)
any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular (or any supplement to it), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or

(iii)
the failure or alleged failure by the Issuer or any member of the Group or any of their respective directors or officers to comply with any requirements of statute or regulation in relation to the issue of the Subscription Securities.

Loss shall include (without limitation) all Losses which an Indemnified Person may incur in investigating, preparing, disputing or defending, or providing evidence in connection with, any litigation, claim, action, proceeding, investigation, demand, judgment or award (each a “Claim”) (whether or not the Indemnified Person is an actual or potential party to such Claim) or in establishing any Claim or mitigating any Loss on its part or in seeking advice in relation to any Claim brought or established or threatened to be brought or established against any Indemnified Parties or otherwise enforcing its rights under this Clause 4.3, which shall be additional and without prejudice to any rights which the Indemnified Person may have at common law or otherwise.

4.3.2
The Subscriber shall not have any duty or obligation, whether as fiduciary or trustee for any Indemnified Person or otherwise, to recover any such payment or to account to any other person for any amounts paid to it under this Clause 4.3 and save to the extent notified in writing to an Indemnified Person by the Subscriber, the Subscriber (without obligation) will have the sole conduct of any action to enforce such rights on behalf of the Indemnified Person. This Agreement may be terminated, amended or varied in any way and at any time by the parties hereto without the consent of any Indemnified Person.

4.3.3
For the avoidance of doubt, the amount of any claim by the Subscriber against the Issuer pursuant to Clause 4.3.1 shall be reduced by any amount recovered by an Indemnified Person pursuant to Clause 4.3.2 and vice versa, in respect of the same Loss where it has recovered such Loss from the Issuer under any such Clause.

5	Undertakings of the Issuer

The Issuer undertakes with the Subscriber that:

5.1	Taxes: the Issuer will pay:

(i)
any stamp, issue, registration, documentary or other taxes and duties, including interest and penalties in the Cayman Islands, the United Kingdom, Singapore, Hong Kong, the Grand Duchy of Luxembourg or Belgium and all other relevant jurisdictions payable on or in connection with the creation and issue of the Subscription Securities or the execution or delivery of the Contracts; and

(ii)
in addition to any amount payable by it under this Agreement, any value added, service, turnover or similar tax payable in respect thereof (and references in this Agreement to such amount shall be deemed to include any such taxes so payable in addition to it);

5.2
Delivery of Offering Circular: the Issuer will deliver to the Subscriber, without charge, from time to time as reasonably requested, such number of copies of the Offering Circular and all amendments and supplements thereto as the Subscriber may reasonably request;

5.3
Amendment: if at any time prior to the Closing Date any event shall have occurred as a result of which the Offering Circular, as then amended or supplemented, would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made when such Offering Circular is delivered, not misleading, or if for any other reason it shall be necessary to amend or supplement the Offering Circular, the Issuer will notify the Subscriber, and, upon reasonable request from the Subscriber, will prepare and furnish without charge to the Subscriber as many copies as the Subscriber may from time to time reasonably request of such amendment or a supplement to the Offering Circular which will correct such statement or omission and the representations and warranties contained in, or given pursuant to, Clause 4.1 will be true and accurate with respect to such amendment or supplement to the Offering Circular as if repeated as at its date;

5.4
Warranties: the Issuer will as soon as reasonably practicable, notify the Subscriber if at any time prior to payment of the subscription moneys to the Issuer on the Closing Date anything occurs which renders or may render untrue or incorrect in any respect any of its representations, warranties, agreements and indemnities herein and will as soon as reasonably practicable, take such steps as the Subscriber may reasonably require to remedy and/or publicise the fact;

5.5
Lock-up: neither the Issuer nor any person acting on its or their behalf will (a) issue, offer, sell, pledge, contract to sell or otherwise dispose of or grant options, issue warrants or offer rights entitling persons to subscribe or purchase any interest in any Shares or securities of the same class as the Subscription Securities or the Shares or any securities convertible into, exchangeable for or which carry rights to subscribe or purchase the Subscription Securities, the Shares or securities of the same class as the Subscription Securities, the Shares or other instruments representing interests in the Subscription Securities, the Shares or other securities of the same class as them, (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of the ownership of the Shares, (c) enter into any transaction with the same economic effect as, or which is designed to, or which may reasonably be expected to result in, or agree to do, any of the foregoing, whether any such transaction of the kind described in (a), (b) or (c) is to be settled by delivery of Shares or other securities, in cash or otherwise or (d) announce or otherwise make public an intention to do any of the foregoing, in any such case without the prior written consent of the Subscriber between the date hereof and the date which is 90 days after the date hereof (both dates inclusive); except for (i) the issue of any Shares under the Share Subscription Agreement, (ii) the issue of any Securities or Shares to be issued upon conversion of Securities, whether such issue is pursuant to the exercise of any pre-emptive rights arising from the share purchase agreement entered into between the Issuer and China IC Fund dated February 12, 2015 or otherwise, and (iii) the issue of any Shares to be issued upon conversion of the 2016 Bonds or the Securities; and (iv) the issue of any share options and restricted share units pursuant to any share option schemes adopted in compliance with the Listing Rules and any publicly disclosed equity incentive plans of the Issuer, and (v) the issue of any Shares which are issued as consideration for any merger or acquisition provided that (1) the aggregate value of the Shares issued (as calculated by the Current Market Price (as defined in the Terms and Conditions) is less than US$100,000,000 and (2) the Issuer procures that the person receiving such Shares executes a shareholder lock-up undertaking on substantially the same terms as provided in this Clause prior to any such issue;

5.6
Conversion: the Issuer will issue, in accordance with the Terms and Conditions, New Shares (which rank pari passu with the other Shares then outstanding) free and clear of all liens, claims, charges, security, encumbrances or like interests upon conversion of Subscription Securities pursuant to the Terms and Conditions;

5.7
Conversion Price: except for the issue of any Shares under the Share Subscription Agreement or the issue of any Securities or Shares to be issued upon conversion of the Securities as described in the Announcement (including any potential exercise of pre-emptive rights by China IC Fund), the issue of any Shares to be issued upon conversion of the Bonds, or the issue of share options and restricted share units issued pursuant to any share option schemes adopted in compliance with the Listing Rules and any publicly disclosed equity incentive plans of the Issuer, (i) between the date hereof and the Closing Date (both dates inclusive), neither the Issuer nor any person acting on its or their behalf will take, directly or indirectly, any action designed to or which constitutes or which might reasonably be expected to cause or result in an adjustment of the initial conversion price of the Securities and (ii) the Issuer will not take any action that would reduce the conversion price of the Securities below a level that may be prescribed by applicable laws and regulations from time to time (if any);

5.8
Approvals and Filing: the Issuer will use reasonable endeavours to obtain all approvals and consents and as soon as reasonably practicable make all notifications, registrations and filings as may from time to time be required in relation to the Subscription Securities and/or the New Shares;

5.9
Clearing Systems: the Issuer shall use reasonable endeavours to permit the Subscription Securities to be eligible for clearance and settlement through the facilities of Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”);

5.10	Use of Proceeds:

5.10.1	the Issuer shall use the net proceeds from the issue of the Subscription Securities in the manner specified in the Announcement;

5.10.2
neither the Issuer nor any member of the Group will directly or indirectly use the proceeds of the offering of the Subscription Securities hereunder, or lend, contribute or otherwise make available all or part of such proceeds to any subsidiary, joint venture partner or other Person,

(i)	to fund or facilitate any activities of or business with any Person that, at the time of such funding or facilitation, is the subject or the target of Sanctions;

(ii)	to fund or facilitate any activities of or business in any Sanctioned Country; or

(iii)
in any other manner that would result in a violation by any Person (including any Person participating in the offering, whether as underwriter, adviser, investor or otherwise) of any Sanctions, anti-money laundering laws as set out in Clause 4.1.27 or anti-bribery laws as set out in Clause 4.1.28;

5.11
Announcement: between the date hereof and a period of 40 days after the Closing Date (both dates inclusive), the Issuer will, and will cause its subsidiaries and affiliates and all other parties acting on its or their behalf to, without the prior consent of the Subscriber (unless prevented by applicable law or regulations), not issue any announcement concerning, or which could be material in the context of, the issue of the Subscription Securities except as required by applicable law, regulations or rules (including the Listing Rules and the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong)). The Issuer further undertakes with the Subscriber that all statements of fact to be contained in the Announcement (including but not limited to the disclosure on the use of proceeds) are true and accurate in all material respects as at the date of its publication and all statements of opinion, intention, expectation or estimates of the Directors in relation to the Company and/or any of the Company’s subsidiaries contained therein (if any) are truly and honestly held and have been made on reasonable grounds after due and careful consideration, and the Announcement does not include an untrue statement of a material fact or omit to state a fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect;

5.12
Financial Information: so long as any of the Subscription Securities remains outstanding the Issuer will furnish to the Subscriber, copies of financial statements and other periodic reports that the Issuer may furnish generally to holders of its debt securities;

6	Conditions Precedent

6.1	The obligations of the Subscriber to subscribe and pay for the Subscription Securities are conditional on:

6.1.1	Other Contracts: the execution and delivery (on or before the Closing Date) of the other Contracts, each in a form reasonably satisfactory to the Subscriber, by the respective parties;

6.1.2	Compliance: at the Closing Date:

(i)	the representations and warranties of the Issuer in this Agreement being true, accurate and correct at, and as if made on such date;

(ii)	the Issuer having performed all of its obligations under this Agreement to be performed on or before such date; and

(iii)	there having been delivered to the Subscriber a certificate in the form attached in Schedule 2, dated as of such date, of a duly authorised officer of the Issuer to such effect;

6.1.3
Material adverse change: after the date hereof up to and at the Closing Date, there not having occurred any change (nor any development or event involving or reasonably likely to involve a prospective change), in the financial or trading condition or the earnings, net assets, business affairs or business prospects (whether or not arising in the ordinary course of business) or properties of the Issuer or of the Group (taken as a whole), which, in the opinion of the Subscriber, is material and adverse in the context of the issue of the Subscription Securities;

6.1.4
Other consents: on or prior to the Closing Date there shall have been obtained by the Issuer all resolutions, consents, authorities and approvals required in relation to the issue of the Subscription Securities and the performance of its obligations under the Trust Deed, the Agency Agreement and the Subscription Securities (including the consents and approvals required from all lenders);

6.1.5
Listing: the Hong Kong Stock Exchange having agreed to list the New Shares upon conversion of the Subscription Securities and the Singapore Stock Exchange having agreed, subject to any conditions reasonably satisfactory to the Subscriber, to list the Subscription Securities (or, in each case, the Subscriber being reasonably satisfied that such listing will be granted);

6.1.6	Legal Opinions: on or before the Closing Date, there having been delivered and addressed to the Subscriber opinions dated the Closing Date, of:

(i)	DLA Piper Hong Kong, legal advisers to the Issuer as to Hong Kong law; and

(ii)	Conyers Dill & Pearman, legal advisers to the Issuer as to Cayman Islands law; and

6.1.7
Government approvals: the Subscriber shall have obtained government approvals or consent for subscription of the Subscription Securities from the Ministry of Commerce, the National Development and Reform Commission, the State Administration of Foreign Exchange, and State-owned Assets Supervision and Administration Commission, if required; and

6.1.8
Shareholders’ approval: the Issuer having obtained the approval of the shareholders of the Issuer (Datang Telecom, the Subscriber and their associates (as defined in the Listing Rules) having abstained from voting) in general meeting for the issue of the Subscription Securities pursuant to this Agreement and the Shares upon conversion of the Subscription Securities (including those Shares issuable as a result of any adjustment to the conversion price pursuant to the terms and conditions of the Securities as set out in the Offering Circular);

6.2	Waiver: The Subscriber may, at its discretion and upon such terms as it thinks fit, waive compliance with the whole or any part of this Clause 6 (other than 6.1.8).

6.3	The obligations of the Issuer to issue the Subscription Securities are conditional on:

6.3.1
Shareholders’ approval: the Issuer having obtained the approval of the shareholders of the Issuer (Datang Telecom, the Subscriber and their associates (as defined in the Listing Rules) having abstained from voting) in general meeting for the issue of the Subscription Securities pursuant to this Agreement and the Shares upon conversion of the Subscription Securities (including those Shares issuable as a result of any adjustment to the conversion price pursuant to the terms and conditions of the Securities as set out in the Offering Circular);

6.3.2
Listing:  the Hong Kong Stock Exchange having agreed to list the New Shares upon conversion of the Subscription Securities and the Singapore Stock Exchange having agreed, subject to any conditions reasonably satisfactory to the Issuer, to list the Subscription Securities (or, in each case, the Issuer being reasonably satisfied that such listing will be granted); and

6.3.3
No governmental prohibition:  the issue of the Subscription Securities by the Issuer and the subscription of the Subscription Securities by the Subscriber shall not be prohibited by any law or governmental order or regulation and the Subscriber shall have obtained government approvals or consent for subscription of the Subscription Securities from the Ministry of Commerce, the National Development and Reform Commission, the State Administration of Foreign Exchange, and State-owned Assets Supervision and Administration Commission, if required.

7	Closing

7.1
Issue of the Subscription Securities: At 3:00 pm (Hong Kong time) (or such other time as may be agreed by the Subscriber and the Issuer) on the Closing Date, the Issuer will issue the Subscription Securities and procure the entry in the register of Securityholders of the name of The Bank of New York Mellon Depository (Nominee) Limited to be the holder of the Subscription Securities and will deliver to the Subscriber or its order in such place as the Subscriber may require the Global Certificate duly executed and authenticated representing the aggregate principal amount of the Subscription Securities. Delivery of the Global Certificate and completion of the register of Securityholders shall constitute the issue and delivery of the Subscription Securities; and

7.2
Payment: Against such delivery the Subscriber will pay to the Issuer the subscription moneys for the Subscription Securities (being the aggregate amount payable for the Subscription Securities calculated at the Issue Price). Such payment shall be made by a depositary (the “Common Depositary”) common to Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, on behalf of the Subscriber in U.S. dollars in same day settlement funds for value on the Closing Date to such US dollar account in New York City as shall be notified by the Issuer to the Subscriber not later than fifteen (15) business days prior to the Closing Date, evidence of such payment taking the form of a confirmation by the Common Depositary that it has made such payment.

8	Expenses

8.1	General Expenses: The Issuer agrees to pay:

(i)
all reasonable costs and expenses in connection with (a) the preparation and production of the Offering Circular (in proof and definitive form and any supplement or amendment thereto) and the listing particulars (if any), the Contracts and all other documents relating to the issue of the Subscription Securities, (b) the initial delivery of the Subscription Securities, and (c) the listing of the Subscription Securities on the Stock Exchange and the listing of the New Shares; and

(ii)
the documented fees and expenses of the Principal Paying Agent, the Trustee and the other agents appointed under the Agency Agreement in relation to the preparation and execution of the Contracts (including, without limitation, the fees and expenses of the Trustee’s legal advisers), the issue and authentication of the Subscription Securities and the performance of their duties under the Contracts.

8.2
Payment: All payments due under this Agreement are to be made in U.S. dollars and are stated exclusive of any applicable tax whether income taxes, withholding taxes, value added taxes, goods and services taxes, business or services taxes or similar taxes other than taxes imposed in respect of net income by a taxing jurisdiction wherein the recipient is incorporated or resident for tax purposes (“Taxes”). If any deduction or withholding for or on account of Taxes is required to be made from any payment to the Subscriber, then the Issuer shall pay an additional amount so that the Subscriber receive, free from any such withholding, deduction, assessment or levy, the full amount of the payments set out herein. The Issuer shall make appropriate payments and returns in respect of such Taxes and provide the Subscriber with an original or authenticated copy of the tax receipt.

9	Termination

9.1
Ability to Terminate: Notwithstanding anything contained in this Agreement, the Subscriber may, by written notice to the Issuer given at any time prior to payment of the net subscription monies for the Subscription Securities to the Issuer, terminate this Agreement in any of the following circumstances:

9.1.1
if there shall have come to the notice of the Subscriber any breach of, or any event rendering untrue or incorrect in any respect, any of the warranties and representations contained in this Agreement or any failure to perform any of the Issuer’s undertakings or agreements in this Agreement;

9.1.2	if any of the conditions specified in Clause 6 have not been satisfied or (if capable of being waived) waived by the Subscriber on or prior to the Closing Date;

9.1.3
if there shall have been, since the date of this Agreement, any change, or any development involving a prospective change, in national or international monetary, financial, political or economic conditions (including any disruption to trading generally, or trading in any securities of the Issuer on any stock exchange or in any over‑the‑counter market) or currency exchange rates or foreign exchange controls such as would in the opinion of the Subscriber, be likely to prejudice materially the success of the issue of the Subscription Securities or dealings in the Subscription Securities in the secondary market;

9.1.4
if, in the opinion of the Subscriber, there shall have occurred any of the following events: (i) a suspension or a material limitation in trading in securities generally on the New York Stock Exchange, the London Stock Exchange plc, the Singapore Stock Exchange and/or the Hong Kong Stock Exchange and/or any other stock exchange on which the Issuer’s securities are traded; (ii) a suspension in trading in the Issuer’s securities on the Hong Kong Stock Exchange or the Issuer’s American Depositary Receipts on the New York Stock Exchange and/or any other stock exchange on which any of the Issuer’s securities are traded (other than any suspension in connection with the issue of the Subscription Securities, or in respect of the transactions described in the Announcement (including any exercise by China IC Fund of its pre-emptive rights)); (iii) a general moratorium on commercial banking activities in the United States, Singapore, Hong Kong and/or the United Kingdom declared by the relevant authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, Hong Kong, Singapore or the United Kingdom; or (iv) a change or development involving a prospective change in taxation affecting the Issuer, the Securities and the Shares to be issued upon conversion of the Securities or the transfer thereof;

9.1.5
if there shall have occurred any event or series of events (including the occurrence of any local, national or international outbreak or escalation of disaster, hostility, insurrection, armed conflict, act of terrorism, act of God or epidemic) as would in the opinion of the Subscriber, be likely to prejudice materially the success of the issue of the Subscription Securities or dealings in the Securities in the secondary market.

9.2
Consequences of Termination: Upon such written notice being given this Agreement shall terminate and be of no further effect and no party shall be under any liability to any other in respect of this Agreement, except for any antecedent breach and that the Issuer shall remain liable under Clause 4.3 and the respective obligations of the parties under Clause 10 which would have continued had the arrangements for the subscription and issue of the Subscription Securities been completed, shall continue.

10	Survival of Representations and Obligations

The representations, warranties, agreements, undertakings and indemnities in this Agreement shall continue in full force and effect despite completion of the arrangements for the subscription and issue of the Subscription Securities or any investigation made by or on behalf of the Subscriber.

11	Communications

Addresses: Any communication shall be given by letter, fax or telephone in the case of notices to the Issuer, to it at:

No. 18 Zhangjiang Road
Pudong New Area
Shanghai 201203
The People’s Republic of China

Fax no.:       +86 21 3861 0000 (ext. 16109)
Attention:     Yong Wang

in the case of Datang Telecom, to it at:

Datang Telecom Technology & Industry Holdings Co., Ltd.
18/F Edinburgh Tower
The Landmark
15 Queen’s Road
Central
Hong Kong

Facsimile:    +86 01062301701

Attention:     Ying Tian

and in the case of the Subscriber, to it at:

Datang Holdings (Hongkong) Investment Company Limited
18/F Edinburgh Tower
The Landmark
15 Queen’s Road
Central
Hong Kong

Facsimile:    +86 01062301701

Attention:     Ying Tian

11.1	Effectiveness: Any such communication shall take effect, in the case of a letter, at the time of delivery or, in the case of fax, at the time of despatch.

11.2	Confirmations: Any communication not by letter shall be confirmed by letter but failure to send or receive the letter of confirmation shall not invalidate the original communication.

12	Currency Indemnity

12.1
Currency of Account and Payment: U.S. dollars (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by a party under or in connection with this Agreement, including damages.

12.2
Extent of discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of the Issuer or otherwise), by a party hereto in respect of any sum expressed to be due to it from another party will only discharge that party to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

12.3
Indemnity: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Agreement, the relevant party will indemnify the recipient against any loss sustained by it as a result. In any event, the relevant party will indemnify the recipient against the cost of making any such purchase.

12.4
Indemnity separate: The indemnities in this Clause 12 and in Clause 4.3 constitute separate and independent obligations from the other obligations in this Agreement, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by either party hereto and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Agreement or any other judgment or order.

13	Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

14	Governing Law and Jurisdiction

14.1	Governing law: This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

14.2
Jurisdiction: Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be submitted to arbitration upon the request of any party with notice to the other parties.  The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the UNCITRAL Arbitration Rules (“UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this Clause 14.2  There shall be three (3) arbitrators.  The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration.  The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice law in Hong Kong.  If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC.  The arbitration proceedings shall be conducted in English.  Neither party shall be required to give general discovery of documents, but may be required to produce specific, identified documents that are relevant to the dispute.  Each party irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration in Hong Kong and the HKIAC, and hereby submits to the exclusive jurisdiction of HKIAC in any such arbitration.  The award of the arbitration tribunal shall be conclusive and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award.  Any party to the dispute shall be entitled to seek preliminary injunctive relief in aid of arbitration, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

15	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

This Agreement has been entered into on the date stated at the beginning.

SEMICONDUCTOR MANUFACTURING INTERNATIONAL CORPORATION

By:

DATANG TELECOM TECHNOLOGY & INDUSTRY HOLDINGS CO., LTD.

By:

DATANG HOLDINGS (HONGKONG) INVESTMENT COMPANY LIMITED

By:

Schedule 1

TERMS AND CONDITIONS OF THE SECURITIES

The following, subject to completion and amendment, and save for the paragraphs in italics, is the text of the Terms and Conditions of the Securities which will appear on the reverse of each of the definitive certificates evidencing the Securities:

The issue of the US$65,000,000 aggregate principal amount of 2.00 per cent. perpetual subordinated convertible securities (the “Securities”, which term shall include, unless the context requires otherwise, any further securities issued in accordance with Condition 15 and consolidated and forming a single series therewith) of Semiconductor Manufacturing International Corporation (the “Issuer”) and the right of conversion into Shares (as defined in Condition 5(A)(iv)) was authorised by the Board of Directors of the Issuer on 14 November 2017. The Securities are constituted by the trust deed (as amended or supplemented from time to time, the “Trust Deed”) to be dated on or about 14 December 2017 (the “Issue Date”) between the Issuer and The Bank of New York Mellon, London Branch (the “Trustee”, which expression shall include all persons for the time being the trustee or trustees under the Trust Deed) as trustee for the holders (as defined below) of the Securities. These terms and conditions (the “Conditions”) include summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the form of the Securities. The Securityholders (as defined below) are entitled to the benefit of, and are bound by, and are deemed to have notice of, all of the provisions of the Trust Deed, and are deemed to have notice of those provisions applicable to them of the agency agreement dated on or about 14 December 2017 (as amended or supplemented from time to time, the “Agency Agreement”) relating to the Securities between the Issuer, the Trustee, The Bank of New York Mellon, London Branch, as principal paying agent and principal conversion agent (collectively, the “Principal Agent”), The Bank of New York Mellon SA/NV, Luxembourg Branch, as registrar (the “Registrar”) and as transfer agent (the “Transfer Agent”) and the other paying agents, conversion agents and transfer agents appointed under it (each a “Paying Agent”, a “Conversion Agent”, a “Transfer Agent” and, together with the Registrar, the Transfer Agent and the Principal Agent, the “Agents”. References to the “Principal Agent”, the “Registrar”, the “Transfer Agent” and “Agents” below are references to the principal agent, the registrar, the transfer agent and the agents for the time being for the Securities.

Copies of the Trust Deed and of the Agency Agreement are available for inspection by Securityholders upon prior written request and on proof of holding at all reasonable times during usual business hours (being between 9.00 a.m. and 3.00 p.m.) at the principal office for the time being of the Trustee (being at the Issue Date at One Canada Square, London E14 5AL, United Kingdom) and at the specified office for the time being of the Principal Agent.

Unless otherwise defined, terms used in these Conditions have the meanings specified in the Trust Deed. In these Conditions, “Securityholder” and (in relation to a Security) “holder” mean the person in whose name a Security is registered.

·	Form, Denomination and Title

1	Form and Denomination

(a)  The Securities are in registered form in the denomination of US$250,000 (an “Authorised Denomination”) and integral multiples thereof. A certificate (each a “Certificate”) will be issued to each Securityholder in respect of its registered holding of Securities. Each Certificate will be numbered serially with an identifying number which will be recorded on the relevant Certificate and in the register of Securityholders (the “Register”) which the Issuer will procure to be kept by the Registrar.

(b)  Upon issue, the Securities will be represented by a Global Certificate registered in the name of a nominee of, and deposited with a common depositary for Euroclear Bank S.A./N.V. and Clearstream Banking S.A.. The Conditions are modified by certain provisions contained in the Global Certificate. See “The Global Certificate”.

(c)  Except in the limited circumstances described in the Global Certificate, owners of interests in Securities represented by the Global Certificate will not be entitled to receive definitive Certificates in respect of their individual holdings of Securities. The Securities are not issuable in bearer form.

2	Title

(d)  Title to the Securities will pass only by transfer and registration in the Register as described in Condition 3. The holder of any Security will (except as otherwise required by law or as ordered by a court of competent jurisdiction) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the Certificate issued in respect of it) and no person will be liable for so treating the holder.

·	Status

(A)	Status of the Securities

(e)  The Securities constitute direct, unsecured and subordinated obligations of the Issuer which rank pari passu and without any preference among themselves and with any Parity Securities of the Issuer. The rights and claims of the Securityholders in respect of the Securities are subordinated as provided in this Condition 2.

(B)	Ranking of claims

In the event of the Winding-Up of the Issuer, the rights and claims of the Securityholders in respect of the Securities (other than in relation to the Conversion Right) shall rank ahead of those persons whose claims are in respect of any Junior Securities of the Issuer, but shall be subordinated in right of payment to the claims of all other present and future senior and subordinated creditors of the Issuer, other than the claims of holders of Parity Securities of the Issuer.

(C)	Set-off

Subject to applicable law, no Securityholder may exercise, claim or plead any right of set-off, deduction, withholding or retention in respect of any amount owed to it by the Issuer in respect of, or arising under or in connection with the Securities, and each Securityholder shall, by virtue of his holding of any Securities, be deemed to have waived all such rights of set-off, deduction, withholding or retention against the Issuer. Notwithstanding the preceding sentence, if any of the amounts owing to any Securityholder by the Issuer in respect of, or arising under or in connection with the Securities is discharged by set-off, such Securityholder shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to the Issuer (or, in the event of its Winding-Up or administration, the liquidator or, as appropriate, administrator of the Issuer) and, until such time as payment is made, shall hold such amount in trust for the Issuer (or the liquidator or, as appropriate, administrator of the Issuer) and accordingly any such discharge shall be deemed not to have taken place.

·	Transfers of Securities; Issue of Certificates

(D)	Register

(f)   The Issuer will cause the Register to be kept at the specified office of the Registrar outside the United Kingdom and Hong Kong and in accordance with the terms of the Agency Agreement on which shall be entered the names and addresses of the holders of the Securities and the particulars of the Securities held by them and of all transfers, redemptions and conversions of the Securities. Each Securityholder shall be entitled to receive only one Certificate in respect of its entire holding of Securities.

(E)	Transfer

(g)  Securities may, subject to Conditions 3(E) and 3(F) and the terms of the Agency Agreement, be transferred in whole or in part in an Authorised Denomination by delivery of the Certificate issued in respect of that Security, with the form of transfer on the back duly completed and signed by the holder or his attorney duly authorised in writing, to the specified office of either the Registrar or any of the Transfer Agents, together with such evidence as the Registrar or such Transfer Agent may require to prove the title of the transfer and the authority of the individuals who have executed the form of transfer. In the case of a transfer of part only of a holding of Securities (being that of one or more Securities) represented by one Certificate, a new Certificate shall be issued to the transferee in respect of the part transferred and a further new Certificate in respect of the balance of the holding not transferred shall be issued to the transferor. In the case of a transfer of Securities to a person who is already a holder of Securities, a new Certificate representing the enlarged holding shall only be issued against surrender of the Certificate representing the existing holding. No transfer of a Security will be valid unless and until entered on the Register. A Security may be registered only in the name of, and transferred only to, a named person (or persons, not exceeding four in number).

(h)  Transfers of interests in the Securities evidenced by the Global Certificate will be effected in accordance with the rules of the relevant clearing systems. No transfer of title to a Security will be valid unless and until entered on the Register.

(F)	Delivery of New Certificates

(i)   Each new Certificate to be issued upon a transfer of Securities will, within seven business days of receipt by the Registrar or, as the case may be, any Transfer Agent of the original Certificate and the form of transfer duly completed and signed, be made available for collection at the specified office of the Registrar or such Transfer Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder entitled to the Securities (but free of charge to the holder and at the Issuer’s expense) to the address specified in the form of transfer.

(j)   Except in the limited circumstances described herein (see “The Global Certificate”), owners of interests in the Securities will not be entitled to receive physical delivery of Certificates.

(k)  Where only part of a principal amount of the Securities (being that of one or more Securities) in respect of which a Certificate is issued is to be transferred, converted, redeemed or repurchased, a new Certificate in respect of the Securities not so transferred, converted, redeemed or repurchased will, within five business days of delivery of the original Certificate to the Registrar or, as the case may be, any Transfer  Agent, be made available for collection at the specified office of the Registrar or such Transfer Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder of the Securities not so transferred, converted, redeemed or repurchased (but free of charge to the holder and at the Issuer’s expense) to the address of such holder appearing on the Register.

(l)   For the purposes of this Condition 3 and Condition 5, “business day” means a day (other than a Saturday or Sunday) on which commercial banks are open for business in the city in which the specified office of the Registrar (if a Certificate is deposited with it in connection with a transfer or conversion) or the relevant Transfer Agent, with whom a Certificate is deposited in connection with a transfer or conversion, is located.

(G)	Formalities Free of Charge

(m)  Subject to Conditions 3(E) and 3(F), registration of a transfer of Securities and issuance of new Certificates will be effected without charge by or on behalf of the Issuer, the Registrar or any Transfer Agent, but upon payment of any tax or duties or other governmental charges that may be imposed in relation to it (or the giving of such indemnity and/or security as the Registrar or the relevant Transfer Agent may require).

(H)	Restricted Transfer Periods

(n)  No Securityholder may require the transfer of a Security to be registered (a) during the period of seven days ending on (and including) the dates for payment of any principal pursuant to the Conditions; (b) after a Conversion Notice (as defined in Condition 5(B)(i)) has been delivered with respect to a Security; (c) after a Relevant Event Put Exercise Notice (as defined in Condition 7(H)) has been deposited in respect of such Security pursuant to Condition 7(H); or (d) during the period of seven days ending on (and including) any Distribution Record Date (as defined in Condition 6(A)). Each such period is a “Restricted Transfer Period”.

(I)	Regulations

(o)  All transfers of Securities and entries on the Register will be made in accordance with the detailed regulations concerning transfers of Securities scheduled to the Agency Agreement. The regulations may be changed by (i) the Issuer, with the prior written approval of the Registrar and the Trustee or (ii) the Registrar, with the prior written approval of the Trustee. A copy of the current regulations will be made available by the Registrar to any Securityholder upon prior written request and satisfactory proof of holding.

·	Distributions

(J)	Accrual of Distribution

Subject to Condition 4(C), the Securities confer a right to receive distribution (each a “Distribution”) from the Issue Date at the Distribution Rate in accordance with this Condition 4. Subject to Condition 4(C), Distribution shall be payable on the Securities semi-annually in arrear on 14 June and 14 December of each year (each, a “Distribution Payment Date”), with the first Distribution Payment Date falling on 14 June 2018.

(p)  Unless otherwise provided for in these Conditions, each Security will cease to confer the right to receive any Distribution (1) where the Conversion Right attached to it shall have been exercised, from and including the Distribution Payment Date immediately preceding its Conversion Date or, if none, the Issue Date (without prejudice to the provision under Condition 4(C)(v)) subject to conversion of the relevant Security in accordance with the provisions of Condition 4 or (2) where such Security is redeemed, from the due date for redemption unless, upon due presentation, payment of the full amount due is improperly withheld or refused. In such latter event, Distribution will continue to accrue at the applicable Distribution Rate (after as well as before any judgment) up to but excluding whichever is the earlier of (a) the date on which all sums due in respect of any Security are received by or on behalf of the relevant Securityholder and (b) the day which is seven days after the Trustee or the Principal Agent has notified the Securityholders that it has received all sums due in respect of the Securities up to such seventh day (except to the extent that there is a failure in the subsequent payment to the relevant Securityholders under these Conditions).

(q)  Distribution in respect of any Security shall be calculated per US$250,000 in principal amount of the Securities (the “Calculation Amount”). The amount of Distribution payable per Calculation Amount for any period shall be equal to the product of the Distribution Rate, the Calculation Amount and the relevant day-count fraction for the relevant period (determined on the basis of a 360-day year consisting of 12 months of 30 days each, and in the case of an incomplete month, the number of days elapsed, rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

(r)   Distribution payable under this Condition will be paid in accordance with Condition 7.

3	Rate of Distribution

Subject to any increase pursuant to Condition 4(D), the rate of distribution (“Distribution Rate”) applicable to the Securities shall be 2.00 per cent. per annum.

4	Distribution Deferral

(i)
Optional Deferral: The Issuer may, at its sole discretion, elect to defer Distribution which is otherwise scheduled to be paid on a Distribution Payment Date to the next Distribution Payment Date by giving notice (an “Optional Deferral Notice”) to the Securityholders (in accordance with Condition 10) not more than 10 nor less than five Business Days prior to a scheduled Distribution Payment Date if, during the twelve months ending on the day before that scheduled Distribution Payment Date no discretionary dividend, distribution or other discretionary payment has been paid or declared by the Issuer on or in respect of its Junior Securities or its Parity Securities  (an “Optional Deferral Event”).

(ii)
No obligation to pay: The Issuer shall have no obligation to pay any Distribution (including any Arrears of Distribution and any Additional Distribution Amount) on any Distribution Payment Date if it validly elects not to do so in accordance with Condition 4(C) and any failure to pay Distribution shall not constitute a default of the Issuer in respect of the Securities.

(iii)
Requirements as to Notice: Each Optional Deferral Notice shall be accompanied by a certificate in the form scheduled to the Agency Agreement signed by an Authorised Signatory (as defined in the Trust Deed) of the Issuer confirming that an Optional Deferral Event has occurred and is continuing.

(iv)
Cumulative Deferral: Any Distribution deferred pursuant to this Condition 4(C) shall constitute “Arrears of Distribution”. The Issuer may, at its sole discretion, elect to further defer any Arrears of Distribution by complying with the foregoing notice requirement applicable to any deferral of an accrued Distribution. The Issuer is not subject to any limit as to the number of times Distributions and Arrears of Distribution can or shall be deferred pursuant to this Condition 4(C) except that Condition 4(C)(v) shall be complied with until all outstanding Arrears of Distribution have been paid in full.

(a)  Each amount of Arrears of Distribution shall bear distribution as if it constituted the principal of the Securities at the Distribution Rate and the amount of such distribution (the “Additional Distribution Amount”) with respect to Arrears of Distribution shall be due and payable pursuant to this Condition 4 and shall be calculated by applying the Distribution Rate to the amount of the Arrears of Distribution and otherwise mutatis mutandis as provided in the foregoing provisions of this Condition 4. The Additional Distribution Amount accrued up to any Distribution Payment Date shall be added for the purpose of calculating the Additional Distribution Amount accruing thereafter, to the amount of Arrears of Distribution remaining unpaid on such Distribution Payment Date so that it will itself become Arrears of Distribution.

(v)
Restrictions in the case of Deferral or following a Credit Event: If (a) on any Distribution Payment Date, payment of all Distribution payments scheduled to be made on such date is not made in full by reason of this Condition 4(C) or (b) a Credit Event (as defined below) has occurred and is continuing, the Issuer shall not:

(A)
declare or pay any discretionary dividends, distributions or make any other discretionary payment on, and will procure that no discretionary dividend, distribution or other discretionary payment is made on any of its Junior Securities or  its Parity Securities; or

(B)
redeem, reduce, cancel, buy-back or acquire for any consideration any of its Junior Securities or its Parity Securities, provided that such restriction shall not apply to an exchange of any Parity Securities in whole for Junior Securities,

(b)   unless and until (i) the Issuer has satisfied in full all outstanding Arrears of Distribution; or (ii) permitted to do so by an Extraordinary Resolution (as defined in the Trust Deed) of the Securityholders.

(c)   For the purposes of these Conditions:

A “Credit Event” occurs when:

(i)
Breach of Obligations: the Issuer does not perform or comply with any one or more of its obligations in the Securities or the Trust Deed which default in the opinion of the Trustee is incapable of remedy or, if in the opinion of the Trustee capable of remedy, is not remedied within 30 days after notice of such default shall have been given to the Issuer by the Trustee; or

Failure to deliver Shares: any failure by the Issuer to deliver any Shares as and when the Shares are required to be delivered following Conversion of Securities; or

Cross-Default: (a) any other present or future indebtedness of the Issuer or any of its Subsidiaries (excluding any Excluded Listed Subsidiary) for or in respect of moneys borrowed or raised becomes (or becomes capable of being declared) due and payable prior to its stated maturity by reason of any actual or potential default, event of default or the like (howsoever described), or (b) any such indebtedness is not paid when due or, as the case may be, within any applicable grace period, or (c) the Issuer or any of its Subsidiaries (excluding any Excluded Listed Subsidiary) fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed or raised, provided that the aggregate amount of the relevant indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned above in this Condition have occurred equals or exceeds US$50,000,000 or its equivalent (as determined on the basis of the middle spot rate for the relevant currency against the US dollar as quoted by any leading bank on the day on which such indebtedness becomes due and payable or is not paid or any such amount becomes due and payable or is not paid under any such guarantee or indemnity); or

Enforcement Proceedings: a distress, attachment, execution or other legal process is levied, enforced or sued out on or against any material part of the property, assets or revenues of the Issuer or any of its Principal Subsidiaries and is not discharged or stayed within 30 days; or

Security Enforced: any mortgage, charge, pledge, lien or other encumbrance, present or future, created or assumed by the Issuer or any of its Principal Subsidiaries on material property or assets becomes enforceable and any step is taken to enforce it (including the taking of possession or the appointment of a receiver, manager or other similar person) and is not discharged or stayed within 30 days, except where any such event will not have a material adverse effect on the ability of the Issuer to fulfil its obligations under the Securities; or

Winding-up: an order is made or an effective resolution passed for the winding-up or dissolution, judicial management or administration of the Issuer or any of its Principal Subsidiaries (except for a members’ voluntary solvent winding up of a Subsidiary), or the Issuer or any of its Principal Subsidiaries ceases or threatens to cease to carry on all or a material part of its business or operations, except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation (a) on terms approved by the Trustee in its discretion acting on the instructions of the Securityholders by Extraordinary Resolution, or (b) in the case of a Principal Subsidiary, whereby the undertaking and assets of such Principal Subsidiary are transferred to or otherwise vested in the Issuer or another of its Principal Subsidiaries, or (c) where such event will not have a material adverse effect on the ability of the Issuer to fulfil its obligations under the Securities; or

Insolvency: the Issuer or any of its Principal Subsidiaries is (or is, or could be, deemed by law or a court to be) insolvent or bankrupt or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its debts, proposes or makes any agreement for the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its debts (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or any part of (or of a particular type of) the debts of the Issuer or any of its Principal Subsidiaries; an administrator or liquidator of the Issuer or any of its Principal Subsidiaries of the whole or any material part of the assets and turnover of the Issuer or any of its Principal Subsidiaries is appointed (or application for any such appointment is made), except where any such events will not have a material adverse effect on the ability of the Issuer to fulfil its obligations under the Securities; or

Nationalisation: any step is taken by a competent governmental authority with a view to the seizure, compulsory acquisition, expropriation or nationalisation of all or a material part of the assets of the Issuer or any of its Principal Subsidiaries, except where any such events will not have a material adverse effect on the ability of the Issuer to fulfil its obligations under the Securities; or

Authorisation and Consents: any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorisation, exemption, filing, licence, order, recording or registration) at any time required to be taken, fulfilled or done in order (a) to enable the Issuer lawfully to enter into, exercise its rights and perform and comply with its obligations under the Securities and the Trust Deed, (b) to ensure that those obligations are legally binding and enforceable, and (c) to make the Securities and the Trust Deed admissible in evidence in the courts of the Cayman Islands or Hong Kong is not taken, fulfilled or done; or

Illegality: it is or will become unlawful for the Issuer to perform or comply with any one or more of its obligations under any of the Securities or the Trust Deed, except where such event will not have a material effect on the ability of the Issuer to fulfil its obligations under the Bond; or

Analogous Events: any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of (i) to (x) above (both inclusive).

(s)   “Excluded Listed Subsidiary” means a Subsidiary (a) which is listed on any stock exchange, and (b) in which the Issuer or any of its Subsidiaries holds less than 50 per cent. of the issued share capital of such entity; and

(t)   “Principal Subsidiary” means any Subsidiary of the Issuer (excluding any Excluded Listed Subsidiary):

(a)
whose gross revenues (consolidated in the case of a Subsidiary which has Subsidiaries) attributable to the Issuer, as shown by its latest audited profit and loss account are at least 10 per cent. of the consolidated gross revenues as shown by the latest published audited profit and loss account of the Issuer and its consolidated Subsidiaries, including, for the avoidance of doubt, the Issuer and its consolidated Subsidiaries’ share of revenues of Subsidiaries not consolidated and of associated entities and after adjustments for minority interests; or

(b)
whose gross assets (consolidated in the case of a Subsidiary which itself has Subsidiaries) attributable to the Issuer, as shown by its latest audited balance sheet, are at least 10 per cent. of the consolidated gross assets of the Issuer and its Subsidiaries as shown by the latest published audited consolidated balance sheet of the Issuer and its Subsidiaries, including the investment of the Issuer and its consolidated Subsidiaries in each Subsidiary whose accounts are not consolidated with the consolidated audited accounts of the Issuer and of associated companies and after adjustment for minority interests;

(d)          provided that, in relation to paragraphs (a) and (b) above of this definition:

(i)
in the case of a corporation or other business entity becoming a Subsidiary after the end of the financial period to which the latest consolidated audited accounts of the Issuer relate, the reference to the then latest consolidated audited accounts of the Issuer and its Subsidiaries for the purposes of the calculation above shall, until consolidated audited accounts of the Issuer for the financial period in which the relevant corporation or other business entity becomes a Subsidiary are published be deemed to be a reference to the then latest consolidated audited accounts of the Issuer and its Subsidiaries adjusted to consolidate the latest audited accounts (consolidated in the case of a Subsidiary which itself has Subsidiaries) of such Subsidiary in such accounts;

(ii)
if at any relevant time in relation to the Issuer or any Subsidiary which itself has Subsidiaries no consolidated accounts are prepared and audited, gross revenue or gross assets of the Issuer and/or any such Subsidiary shall be determined on the basis of pro forma consolidated accounts prepared for this purpose by the Issuer for the purposes of preparing a certificate thereon to the Trustee;

(iii)
if at any relevant time in relation to any Subsidiary, no accounts are audited, its gross revenue or gross assets (consolidated, if appropriate) shall be determined on the basis of pro forma accounts (consolidated, if appropriate) of the relevant Subsidiary prepared for this purpose by the Issuer for the purposes of preparing a certificate thereon to the Trustee; and

(iv)
if the accounts of any subsidiary (not being a Subsidiary referred to in proviso (i) above) are not consolidated with those of the Issuer, then the determination of whether or not such subsidiary is a Principal Subsidiary shall be based on a pro forma consolidation of its accounts (consolidated, if appropriate) with the consolidated accounts (determined on the basis of the foregoing) of the Issuer; or

(c)
to which is transferred all or substantially all of the business, undertaking and assets of another Subsidiary which immediately prior to such transfer is a Principal Subsidiary, whereupon (A) in the case of a transfer by a Principal Subsidiary, the transferor Principal Subsidiary shall immediately cease to be a Principal Subsidiary and (B) the transferee Subsidiary shall immediately become a Principal Subsidiary, provided that on or after the date on which the relevant financial statements for the financial period current at the date of such transfer are published, whether such transferor Subsidiary or such transferee Subsidiary is or is not a Principal Subsidiary shall be determined pursuant to the provisions of the sub-paragraphs above.

(e)          A certificate prepared by a director or an authorised representative of the Issuer, stating that in his or her opinion, a Subsidiary is or is not, or was or was not, a Principal Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties; and

a “Subsidiary” of any person means either (a) any company or other business entity of which that person owns or controls (either directly or through one or more other Subsidiaries) more than 50 per cent. of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or other business entity, or (b) any company or other business entity which at any time has its accounts consolidated with those of that person or which, under the law, regulations or generally accepted accounting principles of the jurisdiction of incorporation of such person from time to time, should have its accounts consolidated with those of that person.

(vi)	Satisfaction of Arrears of Distribution by payment: Subject to Condition 4(C)(vii), Distributions are cumulative. The Issuer:

(C)
may satisfy any Arrears of Distribution (in whole or in part) at any time by giving notice of such election to the Securityholders (in accordance with Condition 10) and to the Trustee and the Principal Agent in writing not more than 30 nor less than 15 Business Days prior to the relevant payment date specified in such notice (which notice is irrevocable and shall oblige the Issuer to pay the relevant Arrears of Distribution on the payment date specified in such notice);

(D)
in any event must satisfy any outstanding Arrears of Distribution (in whole but not in part) on the earlier of (1) the date of redemption of the Securities in accordance with Condition 7; (2) the next Distribution Payment Date on the occurrence of a breach of Condition 4(C)(v) and (3) the date such amount becomes due under Condition 9; and

(E)
in any event must satisfy any outstanding Arrears of Distribution in respect of a Security, upon delivery by the Issuer of the Shares issuable by it in accordance with Condition 5 following the exercise of the relevant Securityholder’s Conversion Right of such Security, provided, however, that this Condition 4(C)(vi) shall only apply where the exercise of the relevant Securityholder’s Conversion Right takes place following the Issuer giving notice requiring the redemption of any Securities pursuant to Condition 7 (a “Subsequent Conversion”).

(f)          In the case of Conditions 4(C)(vi)(A) and 4(C)(vi)(B), any partial payment of outstanding Arrears of Distribution by the Issuer shall be shared by the Securityholders of all outstanding Securities on a pro-rata basis.

(vii)
Extinction of Arrears of Distribution upon exercise of Conversion Right: Except where a Subsequent Conversion has taken place (in which case the provisions of Condition 4(C)(vi)(C) shall apply), any Arrears of Distribution due in respect of a Security shall be extinguished by the Issuer in full through the delivery by the Issuer of the Shares issuable by it in accordance with Condition 5 upon the exercise of the Securityholder’s Conversion Right of such Security. Upon compliance in full of the requirements under Condition 5, the Issuer shall have no liability to pay the Arrears of Distribution due in respect of the converted Security and, no converting Securityholder shall have any claim in respect of such Arrears of Distribution.

(viii)
No default: Notwithstanding any other provision in these Conditions, the deferral of any Distribution payment in accordance with this Condition 4(C) shall not constitute a default for any purpose (including, without limitation, pursuant to Condition 9) on the part of the Issuer.

5	Increase in Distribution Rate following occurrence of certain events

(i)	Increase in Distribution Rate: Upon the occurrence of:

(A)	a Change of Control Event; or

(1)	a Suspension (together with a Change of Control Event, the “Triggering Events, and each, a “Triggering Event”),

(g)   unless (x) an irrevocable notice to redeem the Securities has been given to Securityholders by the Issuer pursuant to Condition 7 by the 30th day following the occurrence of the relevant Triggering Event or (y) in the case the relevant Triggering Event is remedied by the 30th day following the occurrence of such Triggering Event, the Distribution Rate will increase by 3 per cent. per annum with effect from (a) the next Distribution Payment Date or (b) if the date on which the Triggering Event occurs is prior to the most recent preceding Distribution Payment Date, such Distribution Payment Date, provided that the maximum aggregate increase in the Distribution Rate pursuant to this Condition 4(D)(i) shall be 3 per cent. per annum. For the avoidance of doubt, any increase in the Distribution Rate pursuant to this Condition 4(D)(i) is separate from and in addition to any increase in the Distribution Rate pursuant to Condition 4(B).

(h)   Any increase in the Distribution Rate pursuant to this Condition 4(D) shall be notified by the Issuer to the Securityholders (in accordance with Condition 10) and to the Trustee and the Agents in writing no later than the 14th day following (i) the occurrence of the Change of Control Event or (ii) the occurrence of the Suspension.

(i)    Neither the Trustee nor any of the Agents shall be obliged to take any steps to ascertain whether a Triggering Event has occurred or to monitor the occurrence of any Triggering Event, and shall not be liable to the Securityholders or any other person for not doing so.

(ii)
Decrease in Distribution Rate: If following an increase in the Distribution Rate after a Triggering Event pursuant to Condition 4(D)(i), the relevant Triggering Event is cured or remedied, upon written notice of such facts being given to the Securityholders, the Trustee and the Principal Paying Agent, the Distribution Rate shall be decreased by 3 per cent. per annum with effect from (and including) the Distribution Payment Date immediately following the date falling 30 days after the date on which the Trustee receives evidence to its satisfaction of the cure of such Triggering Event, provided that the maximum aggregate decrease in the Distribution Rate pursuant to this Condition 4(D) shall be 3 per cent. per annum.

1  For the purposes of these Conditions:

2  a “Change of Control” occurs when:

3  (i)          any person or persons acting together acquires Control of the Issuer provided that such person or persons does not or do not have, and would not be deemed to have, Control of the Issuer on the Issue Date; or

4  (ii)          the Issuer consolidates with or merges into or sells or transfers all or substantially all of the assets of the Issuer to any other person or persons acting together unless the consolidation, merger, sale or transfer will not result in the other person or persons acquiring Control over the Issuer or successor entity;

5  For the avoidance of doubt, any person Controlled by the State-Owned Assets Supervision and Administration Commission (“SASAC”), the State Council of the PRC and/or the PRC Government shall not be deemed to be acting together with any other person so Controlled by virtue of that fact alone (and absent any other factors which may result in such persons being treated as acting together under this definition);

6  “Control” means (a) the beneficial ownership or control of more than 50 per cent. of the Voting Rights of the issued share capital of the Issuer, or (b) the right to appoint and/or remove all or the majority of the members  of the Issuer’s board of directors or other governing body, whether obtained directly or indirectly, and   whether   obtained by ownership of share capital, the possession of Voting Rights, contract or otherwise;

7  “Junior Security” means, in relation to the Issuer, any class of its share capital qualifying as equity under IFRS (other than preference shares);

8  “Optional Deferral Event” has the meaning ascribed to it under Condition 4(C)(i);

9  “Optional Deferral Notice” means the notice given by the Issuer, at its sole discretion, to defer Distribution which is otherwise scheduled to be paid on a Distribution Payment Date to the next Distribution Payment Date;

10 “Parity Security” means, in relation to the Issuer, any instrument or security (including preference shares) issued, entered into or guaranteed by the Issuer (i) which ranks or is expressed to rank, by its terms or by operation of law, pari passu with the Securities and (ii) for the purposes of Condition 4(C)(i) and Condition 4(C)(v) only, the terms of which provide that the making of payments thereon or distributions in respect thereof are fully at the discretion of the Issuer;

11 “person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organisation, trust, state or agency of a state (in each case whether or not being a separate legal entity) but does not include the Issuer’s Board of Directors or any other governing board and does not include the Issuer’s wholly-owned direct or indirect Subsidiaries;

12 “PRC” means the People’s Republic of China;

13 “PRC Government” means the government of the PRC, including all governmental subdivisions and its organs or, as the context requires, any of them;

14 “Swap Rate” means the rate notified by the Issuer to the Trustee, the Agents and the Securityholders (in accordance with Condition 10) in per cent. per annum which appears on Bloomberg page <Bloomberg: USSWAP3Curncy> as of 11:00 a.m., New York City time on the New York Business Day preceding the relevant Calculation Date under Condition 7;

15 “Third Anniversary” means 14 December 2020;

“Winding-Up” means a final and effective order or resolution for the bankruptcy, winding up, liquidation, receivership or similar proceedings in respect of the Issuer; and

16  “Voting Rights” means the right generally to vote at a general meeting of shareholders of the Issuer (including, at the time, stock of any other class or classes which shall have, or might have, voting power by reason of the happening of any contingency).

●	Conversion

(K)	Conversion Right

(ix)
Conversion Period: Subject as provided in these Conditions, each Security shall entitle the holder to convert such Security into Shares (as defined in Condition 5(A)(iv)) credited as fully paid at any time during the Conversion Period referred to below (the “Conversion Right”).

(j)    Subject to and upon compliance with the Conditions, the Conversion Right in respect of a Security may be exercised, at the option of the holder thereof, at any time (subject to any applicable fiscal or other laws or regulations and as hereinafter provided) on or after [40 DAYS AFTER CLOSING] up to the close of business (at the place where the Certificate evidencing such Security is deposited for conversion) on the date falling seven days prior to the date fixed for redemption of the relevant Security (both days inclusive) (but, except as provided in Condition 5(A)(iii), in no event thereafter) or if notice requiring redemption has been given by the holder of such Security pursuant to Condition 7(H) then up to the close of business (at the place aforesaid) on the day prior to the giving of such notice (the “Conversion Period”).

(k)  The price at which Shares will be issued upon exercise of a Conversion Right (the “Conversion Price”) will initially be HK$12.78 per Share, but will be subject to adjustment in the manner described in Condition 5(C).

(l)   The number of Shares to be issued on exercise of a Conversion Right shall be determined by dividing the principal amount of the Securities to be converted (translated into Hong Kong dollars at the fixed rate of HKD7.8034 = US$1.00) (the “Fixed Exchange Rate”) by the Conversion Price in effect on the relevant Conversion Date (as defined in Condition 5 (B)(i)). A Conversion Right may only be exercised in respect of one or more Securities. If more than one Security held by the same holder is converted at any one time by the same holder, the number of Shares to be issued upon such conversion will be calculated on the basis of the aggregate principal amount of the Securities to be converted.

(x)
Fractions of Shares: Fractions of Shares will not be issued on conversion and no cash payment or other adjustment will be made in lieu thereof. However, if the Conversion Right in respect of more than one Security is exercised at any one time such that Shares to be issued on conversion are to be registered in the same name, the number of such Shares to be issued in respect thereof shall be calculated on the basis of the aggregate principal amount of such Securities being so converted and rounded down to the nearest whole number of Shares. Notwithstanding the foregoing, in the event of a consolidation or re-classification of Shares by operation of law or otherwise occurring after 28 November 2017 which reduces the number of Shares outstanding, the Issuer will upon conversion of Securities pay in cash (in US dollars) a sum equal to such portion of the principal amount of the Security or Securities evidenced by the Certificate deposited in connection with the exercise of Conversion Rights, aggregated as provided in Condition 5(A)(i), as corresponds to any fraction of a Share not issued as a result of such consolidation or re-classification aforesaid if such sum exceeds US$10. Any such sum shall be paid not later than five Stock Exchange Business Days (as defined in Condition 5(B)(i)) after the relevant Conversion Date by a US dollar denominated cheque drawn on, or by transfer to a US dollar account maintained by the payee with, a bank in New York City, in accordance with instructions given by the relevant Securityholder in the Conversion Notice.

(xi)
Revival and/or survival after Default: Notwithstanding the provisions of Condition 5(A)(i), if (a) the Issuer shall default in making payment in full in respect of any Security which shall have been called or put for redemption on the date fixed for redemption thereof; (b) any Security has become due and payable by reason of the occurrence of any of the events under Condition 9; or (c) any Security is not redeemed on the date fixed for redemption thereof in accordance with Condition 7, the Conversion Right attaching to such Security will revive and/or will continue to be exercisable up to, and including, the close of business (at the place where the Certificate evidencing such Security is deposited for conversion) on the date upon which the full amount of the moneys payable in respect of such Security has been duly received by the Principal Agent or the Trustee and notice of such receipt has been duly given to the Securityholders in accordance with Condition 10 and notwithstanding the provisions of Condition 5(A)(i), any Security in respect of which the Certificate and Conversion Notice (as defined in Condition 5(B)(i)) are deposited for conversion prior to such date shall be converted on the relevant Conversion Date (as defined in Condition 5(B)(i)) notwithstanding that the full amount of the moneys payable in respect of such Security shall have been received by the Principal Agent or the Trustee before such Conversion Date or that the Conversion Period may have expired before such Conversion Date.

(xii)
Meaning of “Shares”: As used in these Conditions, the expression “Shares” means ordinary shares of par value US$0.004 each of the Issuer or shares of any class or classes resulting from any subdivision, consolidation or re-classification of those shares, which as between themselves have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Issuer.

6	Conversion Procedure

(xiii)
Conversion Notice: To exercise the Conversion Right attaching to any Security, the holder thereof must complete, execute and deposit at his own expense during the Conversion Period at the specified office of any Conversion Agent during its usual business hours (being between 9.00 a.m. and 3.00 p.m.) a duly completed and signed notice of conversion (a “Conversion Notice”) in the form (for the time being current) obtainable from the specified office of each Conversion Agent, together with the relevant Certificate and confirmation that any amounts required to be paid by the Securityholder under Condition 5(B)(ii) have been so paid. Conversion Rights shall be exercised subject in each case to any applicable fiscal or other laws or regulations applicable in the jurisdiction in which the specified office of the Conversion Agent to whom the relevant Conversion Notice is delivered is located.

(m)  If such deposit is made after the end of normal business hours (being after 3:00 p.m.) or on a day which is not a business day in the place of the specified office of the relevant Conversion Agent, such deposit shall be deemed for all purposes of these Conditions to have been made on the next following such business day. A Conversion Notice once delivered shall be irrevocable and may not be withdrawn unless the Issuer consents in writing to such withdrawal.

(n)   Any determination as to whether any Conversion Notice has been duly completed and properly delivered shall be made by the relevant Conversion Agent and shall, save in the case of manifest error, be conclusive and binding on the Issuer, the Trustee, the Conversion Agents and the relevant Securityholder.

(o)   Conversion Rights may only be exercised in respect of an Authorised Denomination.

(p)   The conversion date in respect of a Security (the “Conversion Date”) shall be deemed to be the Stock Exchange Business Day (as defined below) immediately following the date of the surrender of the Certificate in respect of such Security and delivery of such Conversion Notice to the Conversion Agent and, if applicable, any payment to be made or indemnity given under these Conditions in connection with the exercise of such Conversion Right.

(q)   “Stock Exchange Business Day” means any day (other than a Saturday or Sunday) on which Relevant Stock Exchange (as defined in Condition 5(F) below), as the case may be, is open for the business of dealing in securities.

(xiv)
Stamp Duty etc.: A Securityholder exercising Conversion Rights must pay directly to the relevant authorities any taxes or capital, stamp, issue and registration and transfer taxes and duties (“Duties”) arising on such exercise (other than any Duties payable in Cayman Islands and Hong Kong and, if relevant, in the place of the Alternative Stock Exchange, by the Issuer in respect of the allotment and issue of Shares and listing of the Shares on the Relevant Stock Exchange on conversion (the “Taxes”)). The Issuer will pay all other expenses arising on the issue of Shares on conversion of Securities. The Securityholder (and, if different, the person to whom the Shares are to be issued) must declare in the relevant Conversion Notice that any amounts payable to the relevant tax authorities in settlement of Taxes payable pursuant to this Condition 5(B)(ii) have been paid.

(r)   If the Issuer shall fail to pay any Duties and/or Taxes payable for which it is responsible as provided above, the relevant holder shall be entitled to tender and pay the same and the Issuer as a separate and independent stipulation, covenants to reimburse and indemnify each Securityholder in respect of any payment thereof and any penalties payable in respect thereof.

(s)   Such Securityholder must also pay all, if any, taxes imposed on it and arising by reference to any disposal or deemed disposal of a Security or interest therein in connection with the exercise of Conversion Rights by it.

(t)   Neither the Trustee nor any of the Agents shall be responsible to Securityholders or any other person or paying any Duties, Taxes, expenses or other amounts referred to in this Condition 5(B)(ii) or for determining whether such Duties are payable or the amount thereof, and neither the Trustee nor any of the Agents shall be responsible or liable for any failure by the Issuer or any Securityholder to pay such Duties, Taxes, expenses or other amounts.

(xv)
Registration: Upon exercise by a Securityholder of its Conversion Right and compliance with Conditions 5(B)(i) and 5(B)(ii), the Issuer will, as soon as practicable, and in any event not later than five Business Days after the Conversion Date, register the person or persons designated for the purpose in the Conversion Notice as holder(s) of the relevant number of Shares in the Issuer’s share register in Hong Kong and will, if the Securityholder has also requested in the Conversion Notice and to the extent permitted under applicable law and the rules and procedures of the Central Clearing and Settlement System of Hong Kong (“CCASS”) effective from time to time, take all necessary action to procure that Shares are delivered through CCASS for so long as the Shares are listed on the HKSE; or will make such certificate or certificates available for collection at the office of the Issuer’s share registrar in Hong Kong (currently Computershare Hong Kong Investor Services Limited at 17M Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong) notified to Securityholders in accordance with Condition 10 or, if so requested in the relevant Conversion Notice, will cause its share registrar to mail (at the risk, and, if sent at the request of such person otherwise than by ordinary mail, at the expense, of the person to whom such certificate or certificates are sent) such certificate or certificates to the person and at the place specified in the Conversion Notice, together (in either case) with any other securities, property or cash required to be delivered upon conversion of the Securities and such assignments and other documents (if any) as may be required by law to effect the transfer thereof, in which case a single share certificate will be issued in respect of all Shares issued on conversion of Securities subject to the same Conversion Notice and which are to be registered in the same name.

(u)  The crediting of the Shares to the relevant securities account of the converting Securityholder will be deemed to satisfy the Issuer’s obligation to pay the principal on such converted Securities.

(v)   If the Conversion Date in relation to the conversion of any Security shall be after the record date for any issue, distribution, grant, offer or other event as gives rise to the adjustment of the Conversion Price pursuant to Condition 5(C), but before the relevant adjustment becomes effective under the relevant Condition (a “Retroactive Adjustment”), upon the relevant adjustment becoming effective the Issuer shall procure the issue to the converting Securityholder (or in accordance with the instructions contained in the Conversion Notice (subject to applicable exchange control or other laws or other regulations)), such additional number of Shares (“Additional Shares”) as is, together with Shares to be issued on conversion of the Security(s), equal to the number of Shares which would have been required to be issued on conversion of such Security if the relevant adjustment to the Conversion Price had been made and become effective on or immediately after the relevant record date and in such event and in respect of such Additional Shares references in this Condition 5(B)(iii) to the Conversion Date shall be deemed to refer to the date upon which the Retroactive Adjustment becomes effective (notwithstanding that the date upon which it becomes effective falls after the end of the Conversion Period).

(w)  The person or persons specified for that purpose in the Conversion Notice will become the holder of record of the number of Shares issuable upon conversion with effect from the date he is or they are registered as such in the Issuer’s register of members (the “Registration Date”).

(x)   The Shares issued upon exercise of Conversion Rights will be fully paid and will in all respects rank pari passu with the fully paid Shares in issue on the relevant Registration Date except for any right excluded by mandatory provisions of applicable law and except that such Shares will not rank for (or, as the case may be, the relevant holder shall not be entitled to receive) any rights, distributions or payments the record or other due date for the establishment of entitlement for which falls prior to the relevant Registration Date.

(y)   If the record date for the payment of any dividend or other distribution in respect of the Shares is on or after the Conversion Date in respect of any Security, but before the Registration Date (disregarding any Retroactive Adjustment of the Conversion Price referred to in this Condition 5(B)(iii) prior to the time such Retroactive Adjustment shall have become effective), the Issuer will calculate and pay to the converting Securityholder or his designee an amount in US dollars (the “Equivalent Amount”) converted at the Prevailing Rate (as defined below) equal to the Fair Market Value (as defined below) of such dividend or other distribution to which he would have been entitled had he on that record date been such a shareholder of record and will make the payment at the same time as it makes payment of the dividend or other distribution, or as soon as practicable thereafter, but, in any event, not later than seven days thereafter. The Equivalent Amount shall be paid by a US dollar denominated cheque drawn on, or by transfer to a US dollar account maintained by the payee with, a bank in New York City, in accordance with instructions given by the relevant Securityholder in the Conversion Notice.

(xvi)
No Issue of Shares if in breach of the rules of a Relevant Stock Exchange or applicable laws and regulations: The Issuer is not obliged to issue Shares in satisfaction of the Conversion Right if by doing so it will be in breach of its obligations under any rules of a Relevant Stock Exchange or applicable laws and regulations.

(xvii)
Distribution Accrual: If a notice requiring the redemption of any Securities is given pursuant to Condition 7, during the period beginning on the fifteenth day prior to the record date in respect of any dividend or distribution payable in respect of the Shares and ending on the Distribution Payment Date next following such record date, where such notice specifies a date for redemption falling on or prior to the date which is 14 days after such next following Distribution Payment Date, Distribution shall (subject as hereinafter provided) accrue on the Securities as follows: where Certificates have been delivered for conversion and in respect of which the Conversion Date falls after such record date and on or prior to the Distribution Payment Date next following such record date; Distribution shall accrue on the Securities from the preceding Distribution Payment Date (or, if the relevant Conversion Date falls on or before the first Distribution Payment Date, from, and including, the Issue Date) to, but excluding, the relevant Conversion Date; provided that no such Distribution shall accrue on any Security in the event that the Shares issued on conversion thereof shall carry an entitlement to receive such dividend or in the event the Security carries an entitlement to receive an Equivalent Amount. Such Distribution shall be paid not later than 14 days after the relevant Conversion Date by a U.S. dollar cheque drawn on, or by transfer to a U.S. dollar account maintained by the payee with, a bank in New York, in accordance with instructions given by the relevant Securityholder in the relevant Conversion Notice.

7	Adjustments to Conversion Price

(u)  The Conversion Price will be subject to adjustment as follows:

Consolidation, Reclassification or Subdivision:

(z)   Adjustment: If and whenever there shall be an alteration to the nominal value of the Shares as a result of consolidation, reclassification or subdivision, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such alteration by the following fraction:

(aa)	A
B

(bb) where:

(cc)  A is the nominal amount of one Share immediately after such alteration; and

(dd)  B is the nominal amount of one Share in issue immediately before such alteration.

(ee)  Effective Date of Adjustment: Such adjustment shall become effective on the date the alteration takes effect.

Capitalisation of Profits or Reserves:

(i)
Adjustment: If and whenever the Issuer shall issue any Shares credited as fully paid to the holders of Shares (the “Shareholders”) by way of capitalisation of profits or reserves (including, Shares paid up out of distributable profits or reserves and/or share premium account) (except any Scrip Dividend) and which would not have constituted a Distribution (as defined in Condition 5(F)), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue by the following fraction:

A
B

where:

A is the aggregate nominal amount of the issued Shares immediately before such issue; and

B is the aggregate nominal amount of the issued Shares immediately after such issue.

Effective Date of Adjustment: Such adjustment shall become effective on the date of issue of such Shares, or if a record date is fixed therefor, immediately after such record date.

(ii)
Adjustment: In the case of an issue of Shares by way of a Scrip Dividend where the Current Market Price (as defined in Condition 5(F)) on the date of announcement of the terms of the issue of such Shares multiplied by the number of such Shares issued exceeds the amount of the Relevant Cash Dividend (as defined in Condition 5(F)) or the relevant part thereof and which would not have constituted a Distribution, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before the issue of such Shares by the following fraction:

A + B
A - C

where:

A	is the aggregate number of Shares in issue immediately before such Scrip Dividend;

B	is the aggregate number of Shares which the Relevant Cash Dividend would purchase at the Current Market Price on the date of the first public announcement of the terms of the issue of such Shares; and

C	is the aggregate number of Shares issued pursuant to such Scrip Dividend;

or by making such other adjustment to the Conversion Price to give effect to the foregoing as an Independent Investment Bank shall certify to the Securityholders is fair and reasonable.

Effective Date of Adjustment: Such adjustment shall become effective on the date of issue of such Shares or if a record date is fixed therefor, immediately after such record date.

Distributions:

(ff)   Adjustment: If and whenever the Issuer shall pay or make any Distribution to Shareholders, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such Distribution by the following fraction:

(gg)	A - B
A

(hh)     where:

(ii)	A is the Current Market Price of one Share on the date on which the Distribution is publicly announced; and

(jj)	B is the Fair Market Value on the date of such announcement of the portion of the Distribution in Hong Kong dollars attributable to one Share.

(kk)    Effective Date of Adjustment: Such adjustment shall become effective on the date that such Distribution is actually made or if a record date is fixed therefor, immediately after such record date.

Rights Issues of Shares or Options over Shares:

(ll)      Adjustment: If and whenever the Issuer shall issue Shares to all or substantially all Shareholders as a class by way of rights, or shall issue or grant to all or substantially all Shareholders as a class by way of rights, options, warrants or other rights to subscribe for or purchase or otherwise acquire any Shares or any securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, any Shares (or shall grant any such rights in respect of existing securities so issued), in each case at less than 90 per cent. of the Current Market Price per Share on the date of the first public announcement of the terms of the issue or grant of such Shares, options, warrants or other rights (and notwithstanding that the relevant issue may be or be expressed to be subject to Shareholder or other approvals or consents or other contingency or event occurring or not occurring), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue or grant by the following fraction:

(mm)	A + B
A + C

(nn)          where:

(oo)	A is the aggregate number of Shares in issue immediately before such announcement;

(pp)
B is the number of Shares which the aggregate consideration (if any) receivable for the Shares issued by way of rights, or for the securities issued by way of rights, or for the options or warrants or other rights issued by way of rights and for the total number of Shares deliverable on the exercise thereof would purchase at the Current Market Price per Share on the date of the first public announcement of the terms of the issue or grant of such Shares, options, warrants or other rights; and

(qq)
C is the aggregate number of Shares to be issued or, as the case may be, the maximum number of Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase in respect thereof at the initial conversion, exchange, subscription or purchase price or rate.

(rr)   Effective Date of Adjustment: Such adjustment shall become effective on the date of issue of such Shares or issue or grant of such options, warrants or other rights (as the case may be) or where a record date is set, the first date on which the Shares are traded ex-rights, ex-options or ex-warrants, as the case may be on the Relevant Stock Exchange.

Rights Issues of Other Securities:

(ss)   Adjustment: If and whenever the Issuer shall issue securities (other than Shares or options, warrants or other rights to subscribe for, purchase or otherwise acquire Shares) to all or substantially all Shareholders as a class by way of rights, or shall issue or grant to all or substantially all Shareholders as a class by way of rights, options, warrants or other rights to subscribe for, purchase or otherwise acquire any securities (other than Shares or options, warrants or other rights to subscribe for, purchase or otherwise acquire Shares), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue or grant by the following fraction:

(tt)	A - B
A

(uu)          where:

(vv)	A is the Current Market Price per Share on the date of the first public announcement of the terms of the issue or grant of such securities; and

(ww)	B is the Fair Market Value on the date of such announcement of the portion of the rights attributable to one Share.

(xx)   Effective Date of Adjustment: Such adjustment shall become effective on the date of issue of the securities, or issue or grant of such rights, options or warrants (as the case may be) or where a record date is set, the first date on which the Shares are traded ex-rights, ex-options or ex-warrants as the case may be on the Relevant Stock Exchange.

Issues at less than Current Market Price:

(yy)   Adjustment: If and whenever the Issuer shall issue (otherwise than as mentioned in Condition 5(C)(4)) any Shares (other than Shares issued on the exercise of Conversion Rights or on the exercise of any other rights of conversion into, or exchange or subscription for, or purchase of Shares) or issue or grant (otherwise than as mentioned in Condition 5(C)(4)) any options, warrants or other rights to subscribe for, purchase or otherwise acquire any Shares (other than the Securities), in each case at less than 90 per cent. of the Current Market Price on the date of the first public announcement of the terms of such issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

(zz)	A + B
A + C

(aaa)   where:

(bbb)
A is the aggregate number of Shares in issue immediately before the issue of such additional Shares or the issue or grant of such options, warrants or other rights to subscribe for, purchase or otherwise acquire any Shares;

(ccc)
B is the number of Shares which the aggregate consideration (if any) receivable for the issue of such additional Shares or, as the case may be, for the Shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, would purchase at the Current Market Price per Share on the date of the first public announcement of the terms of such issue or grant; and

(ddd)
C is the number of Shares to be issued pursuant to such issue of Shares or, as the case may be, the maximum number of Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights.

(eee)   References to additional Shares in the above formula shall, in the case of an issue by the Issuer of options, warrants or other rights to subscribe for or purchase Shares, mean such Shares to be issued assuming that such options, warrants or other rights are exercised in full at the initial exercise price on the date of issue of such options, warrants or other rights.

(fff)     Effective Date of Adjustment: Such adjustment shall become effective on the date of issue of such additional Shares or, as the case may be, the grant of such options, warrants or other rights.

Other Issues at less than Current Market Price:

(ggg)   Adjustment: If and whenever the Issuer or any of its Subsidiaries (otherwise than as mentioned in Conditions 5(C)(4), 5(C)(5) or 5(C)(6)), or (at the direction or request of or pursuant to any arrangements with the Issuer or any of its Subsidiaries), any other company, person or entity shall issue wholly for cash or for no consideration any securities (other than the Securities, which term shall for this purpose exclude any further securities issued pursuant to Condition 15) which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, Shares (or shall grant any such rights in respect of existing securities so issued) or securities which by their terms might be re-designated as Shares, and the consideration per Share receivable upon conversion, exchange, subscription or re-designation is less than 90 per cent. of the Current Market Price per Share on the date of the first public announcement of the terms of issue of such securities (or the terms of such grant), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue or grant by the following fraction:

(hhh)	A + B
A + C

(iii)      where:

(jjj)	A is the aggregate number of Shares in issue immediately before such issue or grant;

(kkk)
B is the number of Shares which the aggregate consideration (if any) receivable for the Shares to be issued or otherwise made available upon conversion or exchange or up on exercise of the right of subscription attached to such securities or, as the case may be, for the Shares to be issued or to arise from any such re-designation would purchase at such Current Market Price per Share; and

(lll)
C is the maximum number of Shares to be issued or otherwise made available on conversion or exchange of such securities up or on the exercise of such right of subscription attached thereto at the initial conversion, exchange or subscription price or rate or, as the case may be, the maximum number of Shares which may be issued or arise from any such re-designation.

(mmm)   Effective Date of Adjustment: Such adjustment shall become effective on the date of issue of such securities or, as the case may be, the grant of such rights.

Modification of Rights of Conversion etc.:

(nnn)      Adjustment: If and whenever there shall be any modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to any such securities (other than the Securities) as are mentioned in Condition 5(C)(7) (other than in accordance with the terms (including terms as to adjustment) applicable to such securities upon issue) so that following such modification the consideration per Share (for the number of Shares available on conversion, exchange or subscription following the modification) is less than 90 per cent. of the Current Market Price per Share on the date of the first public announcement of the proposals for such modification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such modification by the following fraction:

(ooo)	A + B
A + C

(ppp)   where:

(qqq)
A is the aggregate number of Shares in issue immediately before such modification (but where the relevant securities carry rights of conversion into or rights of exchange or subscription for, or purchase or acquisition of, Shares which have been issued, purchased or acquired by the Issuer or any of its Subsidiaries (or at the direction or request or pursuant to any arrangements with the Issuer or any of its Subsidiaries) for the purposes of or in connection with such Securities, less the number of such Shares so issued, purchased or acquired);

(rrr)
B is the number of Shares which the aggregate consideration (if any) receivable for the Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to the securities so modified would purchase at such Current Market Price per Share or, if lower, the existing conversion, exchange, subscription, purchase or acquisition price or rate of such Securities; and

(sss)
C is the maximum number of Shares which may be issued or otherwise made available upon conversion or exchange of such securities or upon the exercise of such rights of subscription, purchase or acquisition attached thereto at the modified conversion, exchange, subscription, purchase or acquisition price or rate but giving credit in such manner as an Independent Investment Bank shall consider appropriate (if at all) for any previous adjustment under this Condition 5(C)(8) or Condition 5(C)(7).

(ttt)     Effective Date of Adjustment: Such adjustment shall become effective on the date of modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to such securities.

Other Offers to Shareholders:

(uuu)   Adjustment: If and whenever the Issuer or any of its Subsidiaries or (at the direction or request of or pursuant to any arrangements with the Issuer or any of its Subsidiaries) any other company, person or entity shall offer any securities in connection with which Shareholders as a class are entitled to participate in arrangements whereby such securities may be acquired by them (except where the Conversion Price falls to be adjusted under Conditions 5(C)(2), 5(C)(3), 5(C)(4), 5(C)(5), 5(C)(6) or 5(C)(7)), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before the making of such offer by the following fraction:

(vvv)	A - B
A

(www)   where:

(xxx)	A is the Current Market Price of one Share on the date on which such issue is first publicly announced; and

(yyy)	B is the Fair Market Value on the date of such announcement of the portion of the rights attributable to one Share.

(zzz)   Effective Date of Adjustment: Such adjustment shall become effective on the date of issue, sale or delivery of the securities.

Other Events:

(aaaa) Adjustment: If the Issuer determines that an adjustment should be made to the Conversion Price as a result of one or more circumstances not referred to in this Condition 5(C) (even if the relevant circumstance is specifically excluded from the operation of Conditions 5(C)(1) to 5(C)(9) (both inclusive)), the Issuer shall, at its own expense and acting reasonably, request an Independent Investment Bank to determine as soon as practicable what adjustment (if any) to the Conversion Price is fair and reasonable to take account thereof, and the date on which such adjustment (if any) should take effect and upon such determination such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that an adjustment shall only be made pursuant to this Condition 5(C)(10) if such Independent Investment Bank is so requested to make such a determination.

Exclusion:

(bbbb)  No adjustment shall be made to the Conversion Price if (a) any Securities are offered, issued or granted to Datang Telecom Technology & Industry Holdings Co., Ltd., Xinxin (Hongkong) Capital Co., Ltd. 國家集成電路産業投資基金股份有限公司 (China Integrated Circuit Industry Investment Fund Co., Ltd.), Country Hill Limited, Shanghai Industrial Investment (Holdings) Corporation or any of their respective affiliates or any other connected persons (as defined in under the Rules Governing the Listing of Securities of the HKSE) of the Issuer and (b) such offer, issue or grant is made on substantially the same terms and conditions as the issue of the Securities.

8	Undertakings

(v)   The Issuer has undertaken in the Trust Deed, inter alia, that so long as any Security remains outstanding, save with the approval of an Extraordinary Resolution (as defined in the Trust Deed) of the Securityholders or with the approval of the Trustee where, in the opinion of the Trustee, it is not materially prejudicial to the interests of Securityholders to give such approval:

(xviii)
it will use its best endeavours (a) to maintain a listing for all the issued Shares on the HKSE, and (b) to obtain and maintain a listing for all the Shares issued on the exercise of the Conversion Rights attaching to the Securities on the HKSE, and (c) if the Issuer is unable to obtain or maintain such listing, to use its best endeavours to obtain and maintain a listing for all the issued Shares on an Alternative Stock Exchange as the Issuer may from time to time determine (and notify in writing to the Trustee) and will forthwith give notice to the Securityholders in accordance with Condition 10 of the listing or delisting of the Shares (as a class) by any of such stock exchange;

it will use its best endeavours to maintain the listing of the Securities on the SGX-ST and if the Issuer is unable to maintain such listing or such listing is unduly onerous, to use its best endeavours to obtain and maintain a listing on another internationally recognised stock exchange as the Issuer may from time to time determine (and notify in writing to the Trustee) and will forthwith give notice to the Securityholders in accordance with Condition 10 of the listing or delisting of the Securities by any such stock exchange;

it will pay the expenses of the issue of, and all expenses of obtaining listing for, Shares arising on conversion of the Securities (save for any Taxes specified in Condition 5(B)(ii));

it will not make any reduction of its ordinary share capital or any uncalled liability in respect thereof except:

1.
in the event of a reduction in the share premium account, capital redemption reserve fund or any other part of its share capital for the purposes of offsetting any accumulated loss or any deficit in retained earnings, where such reduction is permitted by applicable law so long as there is no change to the number of Shares in issue as a result of such reduction; or

2.
in all other capital reductions, where the reduction is permitted by applicable law and results in (or would, but for the provision of these Conditions relating to rounding or the carry forward of adjustments, result in) an adjustment to the Conversion Price or is otherwise taken into account for the purposes of determining whether such an adjustment should be made.

In the Trust Deed, the Issuer has also undertaken with the Trustee that so long as any Security remains outstanding:

it will reserve, free from any other pre-emptive or other similar rights, out of its authorised but unissued ordinary share capital the full number of Shares liable to be issued on conversion of the Securities from time to time remaining outstanding and shall ensure that all Shares delivered on conversion of the Securities will be duly and validly issued as fully-paid; and

it will not make any offer, issue, grant or distribute or take any action the effect of which would be to reduce the Conversion Price below the par value of the Shares, provided always that the Issuer shall not be prohibited from purchasing its Shares to the extent permitted by law.

(cccc)   The Issuer has also given certain other undertakings in the Trust Deed for the protection of the Conversion Rights.

9	Provisions Relating to Changes in Conversion Price

(xix)
Minor adjustments: On any adjustment, the resultant Conversion Price, if not an integral multiple of one Hong Kong cent, shall be rounded down to the nearest Hong Kong cent. No adjustment shall be made to the Conversion Price if such adjustment (rounded down if applicable) would be less than one per cent. of the Conversion Price then in effect. Any adjustment not required to be made, and/or any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made. Notice of any adjustment shall be given by the Issuer to Securityholders in accordance with Condition 10 and to the Trustee in writing promptly after the determination thereof.

Decision of an Independent Investment Bank: If any doubt shall arise as to whether an adjustment falls to be made to the Conversion Price or as to the appropriate adjustment to the Conversion Price, and following consultation between the Issuer and an Independent Investment Bank, a written opinion of such Independent Investment Bank in respect thereof shall be conclusive and binding on the Issuer, the Securityholders and the Trustee, save in the case of manifest error.

Minimum Conversion Price: Notwithstanding the provisions of this Condition 5 the Conversion Price shall not in any event be reduced to below the nominal or par value of the Shares as a result of any adjustment hereunder unless under applicable law then in effect the Securities may be converted at such reduced Conversion Price into legally issued, fully paid and non assessable Shares.

Reference to “fixed”: Any references herein to the date on which a consideration is “fixed” shall, where the consideration is originally expressed by reference to a formula which cannot be expressed as an actual cash amount until a later date, be construed as a reference to the first day on which such actual cash amount can be ascertained.

(dddd)   Where more than one event which gives or may give rise to an adjustment to the Conversion Price occurs within such a short period of time that in the opinion of an Independent Investment Bank, the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification shall be made to the operation of the foregoing provisions as may be advised by such Independent Investment Bank to be in its opinion appropriate in order to give such intended result.

Share Option Schemes: No adjustment will be made to the Conversion Price when Shares or other securities (including rights or options) are issued, offered, exercised, allotted, appropriated, modified or granted to, or for the benefit of, employees (including directors) of the Issuer or any of its Subsidiaries pursuant to any employee share scheme or plan (and which employee share scheme or plan is in compliance with the listing rules of the Relevant Stock Exchange).

Upward/downward adjustment: No adjustment involving an increase in the Conversion Price will be made, except in the case of a consolidation or reclassification of the Shares as referred to in Condition 5(C)(1) above. The Issuer may at any time and for a specified period of time only, following notice being given to the Trustee in writing and to the Securityholders in accordance with Condition 10, reduce the Conversion Price, subject to Condition 5(E)(iii).

Trustee not obliged to Monitor: Neither the Trustee nor any Agent shall be under any duty to monitor whether any event or circumstance has happened or exists which may require an adjustment to be made to the Conversion Price or to make any calculation (or verification thereof) in connection with the Conversion Price and will not be responsible to Securityholders for any loss arising from any failure by it to do so or for any delay by the Issuer in making a determination or any erroneous determination in connection with the Conversion Price, without prejudice to its duties owed to the Issuer.

Notice of Change in Conversion Price: The Issuer shall give notice to the Securityholders in accordance with Condition 10 and, for so long as the Securities are listed on the SGX-ST and the rules of the SGX-ST so require, the Issuer shall also give notice to the SGX-ST of any change in the Conversion Price. Any such notice relating to a change in the Conversion Price shall set forth the event giving rise to the adjustment, the Conversion Price prior to such adjustment, the adjusted Conversion Price and the effective date of such adjustment.

10	Definitions

(w)   For the purposes of these Conditions:

(x)    “Alternative Stock Exchange” means at any time, in the case of the Shares, if they are not at that time listed and traded on the HKSE, the principal stock exchange or securities market on which the Shares are then listed or quoted or dealt in.

(y)    “Closing Price” for the Shares for any Trading Day shall be the price published in the Daily Quotation Sheet published by the HKSE or, as the case may be, the equivalent quotation sheet of an Alternative Stock Exchange for such day.

(z)    “Current Market Price” means, in respect of a Share on a particular date, the average of the daily Closing Prices of one Share on each of the 10 consecutive Trading Days ending on and including (i) the Trading Day immediately preceding such date or (ii) if the relevant announcement was made after the close of trading on such date (being a Trading Date), such date of announcement; provided that if at any time during such 10 Trading Day period the Shares shall have been quoted ex-dividend (or ex-any other entitlement) and during some other part of that period the Shares shall have been quoted cum-dividend (or cum- any other entitlement) then:

(a)
if the Shares to be issued or transferred and delivered do not rank for the dividend (or entitlement) in question, the Closing Price on the dates on which the Shares shall have been based on a price cum-dividend (or cum- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such dividend or entitlement per Share; or

if the Shares to be issued or transferred and delivered rank for the dividend or entitlement in question, the Closing Price on the dates on which the Shares shall have been based on a price ex dividend (or ex- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof increased by the Fair Market Value of any such dividend or entitlement per Share;

(eeee)   and provided that:

(iii)
if on each of the said 10 Trading Days the Shares have been quoted a price cum-dividend (or cum- any other entitlement) in respect of a dividend (or other entitlement) which has been declared or announced but the Shares to be issued or transferred and delivered do not rank for that dividend (or other entitlement), the Closing Price on each of such dates shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such dividend or entitlement per Share in any such case determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit;

if the Closing Price of a Share is not available on one or more of the said 10 Trading Days (disregarding for this purpose the proviso to the definition of Closing Price), then the average of such Closing Prices which are available in that 10 Trading Day period shall be used (subject to a minimum of two such prices) and if only one, or no, such Closing Price is available in the relevant period the Current Market Price shall be determined by an Independent Investment Bank; and

in making any calculation or determination of Current Market Price in relation to an issue of Shares, other securities or options, rights or warrants for shares or other securities which are issued offered, allotted, appropriated, modified or granted in connection (partly or fully) with any merger or acquisition, each reference above to 10 consecutive Trading Days shall be to 30 consecutive Trading Days.

In making any calculation or determination of Current Market Price, such adjustments (if any) shall be made as an Independent Investment Bank considers appropriate to reflect any consolidation or sub-division of the Shares or any issue of Shares by way of capitalisation of profits or reserves, or any like or similar event.

“Determination Business Day” means a day (other than a Saturday or a Sunday) on which commercial banks are open for general business (including dealings in foreign exchange) in Hong Kong, in London and in New York City.

“Determination Date” means the day which is two Determination Business Days before the relevant date of announcement of dividends or other distribution by the Issuer.

“Distribution” means (i) any distribution of assets in specie by the Issuer for any financial period whenever paid or made and however described (and for these purposes a distribution of assets in specie includes without limitation an issue of Shares or other securities credited as fully or partly paid (other than Shares credited as fully paid) by way of capitalisation of reserves, but excludes a Scrip Dividend adjusted for under Condition 5(C)(2)(ii)); and (ii) any cash dividend or distribution (including, without limitation, the relevant cash amount of a Scrip Dividend) of any kind by the Issuer for any financial period (whenever paid and however described) translated into Hong Kong dollars at the Prevailing Rate as at the date such distribution under (i) and/or (ii) of this definition is announced. In making any such calculation, such adjustments (if any) shall be made as an Independent Investment Bank may consider appropriate to reflect (a) any consolidation or subdivision of the Shares, (b) issues of Shares by way of capitalisation of profits or reserves, or any like or similar event or (c) the modification of any rights to dividends of Shares.

“Fair Market Value” means, with respect to any asset, security, option, warrant or other right on any date, the fair market value of that asset, security, option, warrant or other right as determined by an Independent Investment Bank, provided that (i) the Fair Market Value of a cash dividend paid or to be paid per Share shall be the amount of such cash dividend (in which case no determination by an Independent Investment Bank would be required); (ii) the Fair Market Value of any other cash amount shall be equal to such cash amount (in which case no determination by an Independent Investment Bank would be required); and (iii) where Securities are publicly traded in a market of adequate liquidity (as determined by such Independent Investment Bank) the Fair Market Value of such Securities shall equal the arithmetic mean of the daily Closing Prices of such Securities during the period of ten Trading Days commencing on the first such Trading Day (or, if later, the first such Trading Day such Securities are publicly traded) or such shorter period as such Securities are publicly traded.

“HKSE” means The Stock Exchange of Hong Kong Limited.

“Independent Investment Bank” means an independent investment bank of international repute (acting as an expert) selected and appointed by the Issuer and notified in writing to the Trustee.

“Prevailing Rate” means, in respect of any currency on any day, the spot rate of exchange between the relevant currencies prevailing as at or about 12:00 noon (Hong Kong time) on that date as appearing on or derived from the Relevant Page or, if such a rate cannot be determined at such time, the rate prevailing as at or about 12:00 noon (Hong Kong time) on the immediately preceding day on which such rate can be so determined.

“Relevant Cash Dividend” means the aggregate cash dividend or distribution declared by the Issuer, including any cash dividend in respect of which there is any Scrip Dividend (which, for the avoidance of doubt, shall exclude a purchase or redemption of Shares, but include the Relevant Cash Dividend component of a Scrip Dividend).

“Relevant Currency” means Hong Kong dollars or, if at the relevant time or for the purposes of the relevant calculation or determination, Hong Kong dollars is not the Relevant Currency of the Relevant Stock Exchange, the currency in which the Shares are quoted or dealt in on the Relevant Stock Exchange at such time.

“Relevant Page” means the relevant page on Bloomberg or, if there is no such page, on Reuters or such other information service provider that displays the relevant information.

“Relevant Stock Exchange” means at any time, in respect of the Shares, the HKSE or the Alternative Stock Exchange.

“Scrip Dividend” means any Shares issued in lieu of the whole or any part of any Relevant Cash Dividend being a dividend which the Shareholders concerned would or could otherwise have received and which would not have constituted a Distribution (and for the avoidance of doubt, no adjustment is to be made under Condition 5(C)(3) in respect of the amount by which the Current Market Price of the Shares exceeds the Relevant Cash Dividend or the relevant part thereof) but without prejudice to any adjustment required in such circumstances to be made under Condition 5(C)(2)(ii).

“SGX-ST” means the Singapore Exchange Securities Trading Limited.

“Trading Day” means a day on which the Relevant Stock Exchange is open for business and on which Shares or other securities may be dealt in (other than a day on which the Relevant Stock Exchange is scheduled to or does close prior to its regular weekday closing time).

References to any issue or offer or grant to Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders, other than Shareholders by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

●	Payments

(L)	Method of Payment

(aa)   Payment of principal, premium and Distributions (including Arrears of Distribution and any Additional Distribution Amount) due other than on a Distribution Payment Date will be made by transfer to the registered account of the Securityholder. Such payment will only be made after surrender of the relevant Certificate at the specified office of any of the Agents.

(bb)   Subject to Condition 6(B), Distribution on Securities due on an Distribution Payment Date will be paid on the due date for the payment of such Distribution to the Securityholder shown on the Register at the close of business on the seventh day before the due date for the payment of Distribution (the “Distribution Record Date”). Payments of Distribution on each Security will be made by transfer to the registered account of the Securityholder.

(cc)    If an amount which is due on the Securities is not paid in full, the Registrar will annotate the Register with a record of the amount (if any) in fact paid.

(dd)    So long as the Securities are represented by a Global Certificate and such Global Certificate is held on behalf of a clearing system, such payments will be made to the holder appearing in the register of holders of the Securities maintained by the Registrar at the close of the business day (being for this purpose a day on which Euroclear Bank S.A./N.V. and Clearstream Banking S.A. are open for business) before the relevant due date.

(M)	Registered Accounts

(ee)    For the purposes of this Condition 6, a Securityholder’s registered account means the US dollar account maintained by or on behalf of it with a bank, details of which appear on the Register at the close of business on the fifth business day (as defined below in Condition 6(F)) before the due date for payment, and a Securityholder’s registered address means its address appearing on the Register at that time.

(N)	Fiscal Laws

(ff)      All payments are subject in all cases to any applicable fiscal or other laws and regulations in the place of payment, but without prejudice to the provisions of Condition 8. No commissions or expenses shall be charged to the Securityholders in respect of such payments.

(O)	Payment Initiation

(gg)     Where payment is to be made by transfer to a registered account, payment instructions (for value on the due date or, if that is not a business day (as defined below in Condition 6(F)), for value on the first following day which is a business day) will be initiated on the due date for payment (or, if it is not a business day, the immediately following business day) or, in the case of a payment of principal, if later, on the business day on which the relevant Certificate is surrendered at the specified office of an Agent.

(P)	Delay In Payment

(hh)     Securityholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due if the due date is not a business day, if the Securityholder is late in surrendering its Certificate (if required to do so).

(Q)	Business Day

(ii)       In this Condition 6, “business day” means a day other than a Saturday or Sunday on which commercial banks are open for business in Hong Kong, New York City and the city in which the specified office of the Principal Agent is located and, in the case of the surrender of a Certificate, in the place where the Certificate is surrendered.

11	Agents

(jj)      The initial Agents and their initial specified offices are listed below. The Issuer reserves the right at any time, with the prior written approval of the Trustee, to vary or terminate the appointment of any Agent and appoint additional or replacement Agents provided that they will maintain (i) a Principal Agent, (ii) an Agent having a specified office in Singapore where the Securities may be presented or surrendered for payment or redemption, so long as the Securities are listed on the SGX-ST and the rules of that exchange so require (and such agent in Singapore shall be a Paying, Transfer and Conversion Agent and shall be referred to in these terms and conditions as the “Singapore Agent”) and (iii) a Registrar with a specified office outside Hong Kong and the United Kingdom. Notice of any changes in any Agent or their specified offices will promptly be given by the Issuer to the Securityholders.

(kk)          So long as the Securities are listed on the SGX-ST and the rules of that exchange so require, in the event that the Global Certificate is exchanged for definitive Certificates, the Issuer shall appoint and maintain a paying agent in Singapore, where the Securities may be presented or surrendered for payment or redemption. In addition, in the event that the Global Certificate is exchanged for definitive Certificates, announcement of such exchange shall be made through the SGX-ST and such announcement will include all material information with respect to the delivery of the definitive Certificates, including details of the paying agent in Singapore.

●	Redemption, Purchase and Cancellation

(R)	Maturity

The Securities are perpetual securities in respect of which there is no fixed redemption date and the Issuer shall (subject to the provisions of Condition 2 and without prejudice to Condition 9) only have the right to redeem or purchase them in accordance with the following provisions of this Condition 7.

(S)	Redemption for Taxation Reasons

(xx)
The Issuer may redeem all and not some only of the Securities, at its option, at any time, on giving not less than 30 nor more than 60 days’ notice (a “Tax Redemption Notice”) to the Securityholders in accordance with Condition 10 (which notice shall be irrevocable) and to the Trustee and the Principal Agent in writing, on the date specified in the Tax Redemption Notice for redemption (the “Tax Redemption Date”) at their principal amount, together with Distribution accrued to the date fixed for redemption (including any Arrears of Distribution and any Additional Distribution Amount), if the Issuer satisfies the Trustee immediately prior to the giving of such notice that (a) it has or will become obliged to pay Additional Tax Amounts as provided or referred to in Condition 8 as a result of any change in, or amendment to, the laws or regulations of the Cayman Islands or Hong Kong or, in each case, any political subdivision or any authority thereof or therein having power to tax, or any change in the general application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after 28 November 2017, and (b) such obligation cannot be avoided by the Issuer taking commercially reasonable measures available to it, provided that no Tax Redemption Notice shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Tax Amounts were a payment in respect of the Securities then due. Prior to the publication of any Tax Redemption Notice pursuant to this Condition 7(B), the Issuer shall deliver to the Trustee (x) a certificate signed by two directors of the Issuer, each of whom is also an Authorised Signatory of the Issuer, stating that the obligation referred to in (a) above cannot be avoided by the Issuer taking reasonable measures available to it and (y) an opinion of independent legal or tax advisers of recognised international standing to the effect that the Issuer has or will become obligated to pay such additional amounts as a result of such change or amendment or any such change in the application or official interpretation, and the Trustee shall be entitled to accept and rely on such certificate and opinion as sufficient evidence of the satisfaction of the condition precedent set out in (b) above of this Condition 7(B)(i), in which event it shall be conclusive and binding on the Securityholders.

(ffff)          On the Tax Redemption Date, the Issuer (subject to Condition 7(B)(ii)) shall redeem the Securities at their principal amount together with Distribution accrued to the date fixed for redemption (including any Arrears of Distribution and any Additional Distribution Amount) .

If the Issuer gives a Tax Redemption Notice pursuant to Condition 7(B)(i), each Securityholder will have the right to elect that his Security(s) shall not be redeemed and that the provisions of Condition 8 shall not apply in respect of any payment of principal, premium or Distribution (including any Arrears of Distribution and any Additional Distribution Amount) to be made in respect of such Security(s) which falls due after the relevant Tax Redemption Date, whereupon no additional amounts shall be payable by the Issuer in respect thereof pursuant to Condition 8 and payment of all amounts by the Issuer to such holder in respect of such Security(s) shall be made subject to the deduction or withholding of any tax required to be deducted or withheld. To exercise a right pursuant to this Condition 7(B)(ii), the holder of the relevant Security must complete, sign and deposit at the specified office of any Paying Agent during its usual business hours (being between 9.00 a.m. and 3.00 p.m.) a duly completed and signed notice of exercise, in the form for the time being current, obtainable from the specified office of any Paying Agent together with the Certificate evidencing the relevant Security(s) on or before the day falling 10 days prior to the Tax Redemption Date.

(T)	Redemption for Accounting Reasons

The Securities may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days’ notice to the Securityholders in accordance with Condition 10 (which notice shall be irrevocable) and to the Trustee and the Principal Agent in writing (i) at the Early Redemption Amount, at any time before the Third Anniversary or (ii) their principal amount, together with Distribution accrued to the date fixed for redemption (including any Arrears of Distribution and any Additional Distribution Amount), at any time on or after the Third Anniversary, if an Equity Disqualification Event has occurred.

An “Equity Disqualification Event” is deemed to have occurred if, as a result of any changes or amendments to International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) or any other accounting standards that may replace IFRS for the purposes of the consolidated financial statements of the Issuer (the “Relevant Accounting Standard”), the Securities must not or must no longer be recorded as “equity” of the Issuer pursuant to the Relevant Accounting Standard.

(ll)    Prior to the publication of any notice of redemption pursuant to this Condition 7(C), the Issuer shall deliver or procure that there is delivered to the Principal Agent:

(xxi)
a certificate, signed by two directors of the Issuer, each of whom is also an Authorised Signatory of the Issuer, stating that the circumstances referred to above prevail and setting out the details of such circumstances; and

(xxii)
an opinion of the Issuer’s independent auditors stating that the circumstances referred to above prevail and the date on which the relevant change or amendment to the Relevant Accounting Standard is due to take effect, provided that the Principal Agent may accept such certificate or opinion without further investigation or enquiry, and

(mm)   provided, however that no notice of redemption may be given under this Condition 7(C) earlier than 90 days prior to the date on which the relevant change or amendment to the Relevant Accounting Standard is due to take effect in relation to the Issuer.

Upon the expiry of any such notice as is referred to in this Condition 7(C), the Issuer shall be bound to redeem the Securities in accordance with this Condition 7(C) provided that such date for redemption shall be no earlier than the last day before the date on which the Securities must not or must no longer be so recorded as “equity” of the Issuer pursuant to the Relevant Accounting Standard.

Neither the Agents nor the Trustee shall be required to monitor or to take any steps to ascertain whether an Equity Disqualification Event or any event which could lead to an Equity Disqualification Event has occurred or may occur.

(U)	Redemption for Rating Event

The Securities may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days’ notice to the Securityholders in accordance with Condition 10 (which notice shall be irrevocable) and to the Trustee and the Principal Agent in writing at (i) the Early Redemption Amount, at any time before the Third Anniversary or (ii) their principal amount, together with Distribution accrued to the date fixed for redemption (including any Arrears of Distribution and any Additional Distribution Amount), at any time on or after the Third Anniversary  if, immediately before giving such notice, a Rating Disqualification Event has occurred.

A “Rating Disqualification Event” is deemed to have occurred if an amendment, clarification or change has occurred in the equity credit methodology of Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation (“Moody’s”) or S&P Global Ratings Inc. (“S&P”) and in each case, any of their respective successors to the rating business thereof, which amendment, clarification or change results in a lower equity credit for the Securities than the equity credit assigned on the Issue Date or, if equity credit is not assigned on the Issue Date, at the date when equity credit is assigned for the first time.

(nn)  Prior to the publication of any notice of redemption pursuant to this Condition 7(D), the Issuer shall deliver or procure that there is delivered to the Trustee a certificate signed by two directors of the Issuer, each of whom is also an Authorised Signatory of the Issuer, stating that the circumstances referred to above in this Condition 7(D) prevail and setting out the details of such circumstances.

(oo)  Upon the expiry of any such notice as is referred to in this Condition 7(D), the Issuer shall be bound to redeem the Securities in accordance with this Condition 7(D), provided that such date for redemption shall be no earlier than the last day before the date on which the Securities be assigned a lower category of equity credit.

(pp)  Neither the Agents nor the Trustee shall be required to monitor or to take any steps to ascertain whether a Rating Disqualification Event or any event which could lead to a Rating Disqualification Event has occurred or may occur.

(V)	Redemption at the Option of the Issuer on a Step-Up

The Securities may be redeemed at the option of the Issuer in whole, but not in part, on giving not more than 60 nor less than 30 days’ irrevocable notice to the Trustee and the Principal Agent in writing and to the Securityholders in accordance with Condition 10 at their principal amount (together with any Distribution accrued to the date fixed for redemption (including any Arrears of Distribution and any Additional Distribution Amount)) at any time following the occurrence of a Triggering Event.

On expiry of such notice as is referred to in this Condition 7(E), the Issuer shall be bound to redeem the Securities on the relevant Call Date or the date fixed for redemption in accordance with Condition 7(E) at their principal amount together with any Distribution accrued to the date fixed for redemption (including any Arrears of Distribution and any Additional Distribution Amount).

(W)	Redemption at the Option of the Issuer on Increased Share Price

On or at any time after the Third Anniversary, the Issuer may, having given not less than 30 nor more than 60 days’ notice to the Trustee and the Principal Agent in writing and to the Securityholders in accordance with Condition 10 (the “Optional Redemption Notice”), redeem the Securities in whole, but not in part, at their principal amount (together with any Distribution accrued to the date fixed for redemption (including any Arrears of Distribution and any Additional Distribution Amount)), provided that no such redemption may be made unless the Closing Price of the Shares for any  20 Trading Days out of 30 consecutive Trading Days immediately prior to the date upon which notice of such redemption is given (translated into U.S. Dollars at the Prevailing Rate), was at least 130 per cent. of the applicable Conversion Price then in effect (translated into U.S. Dollars at the Fixed Exchange Rate).

(qq)   If there shall occur an event giving rise to a change in the Conversion Price during any such 30 Trading Day period as mentioned in Condition 7(F) above, appropriate adjustments for the relevant days shall be made, as determined by an Independent Investment Bank, for the purpose of calculating the Closing Price for such days.

(rr)     The Optional Redemption Notice shall specify the date for redemption (the “Optional Redemption Date”) and once delivered, shall be irrevocable.

(ss)    Any Optional Redemption Notice shall specify (i) the Optional Redemption Date, which shall be a business day and (ii) the last day on which Conversion Rights may be exercised by a Holder.

(X)	Redemption on Minimum Outstanding Amounts

(tt)     On giving not less than 45 nor more than 60 days’ notice (an “Optional Redemption Notice”) to the Trustee and the Principal Agent in writing and to the Securityholders in accordance with Condition 10, the Issuer shall redeem all and not some only of the Securities on the date (the “Optional Redemption Date”) specified in the Optional Redemption Notice at (i) the Early Redemption Amount, at any time before the Third Anniversary or (ii) their principal amount, together with Distribution accrued to the date fixed for redemption (including any Arrears of Distribution and any Additional Distribution Amount), at any time on or after the Third Anniversary if, prior to the date the relevant Optional Redemption Notice is given, Conversion Rights shall have been exercised and/or purchases (and corresponding cancellations) and/or redemptions effected in respect of 90 per cent. or more in principal amount of the Securities originally issued (which shall for this purpose include any further Securities issued pursuant to Condition 15).

(Y)	Redemption for Relevant Event

(uu)    Following the occurrence of a Relevant Event (as defined below), the holder of each Security will have the right at such holder’s option, to require the Issuer to redeem all or some only of such holder’s Securities on the Relevant Event Redemption Date at their principal amount, together with Distribution accrued to the date fixed for redemption (including any Arrears of Distribution and any Additional Distribution Amount). To exercise such right, the holder of the relevant Security must deposit at the specified office of any Paying Agent during its usual business hours (being between 9.00 a.m. and 3.00 p.m.) a duly completed and signed notice of redemption, in the form for the time being current, obtainable from the specified office of any Paying Agent (a “Relevant Event Put Exercise Notice”), together with the Certificate evidencing the Securities to be redeemed by not later than 30 days following a Relevant Event or, if later, 30 days following the date upon which notice thereof is given to Securityholders by the Issuer in accordance with Condition 10. The “Relevant Event Put Date” shall be the fourteenth day after the expiry of such period of 30 days as referred to above.

(vv)     A Relevant Event Put Exercise Notice, once delivered, shall be irrevocable and may not be withdrawn without the Issuer’s consent. The Issuer shall redeem the Securities the subject of the Relevant Event Put Exercise Notices (subject to delivery of the relevant Certificate as aforesaid) on the Relevant Event Put Date.

(ww)    Within 14 days after it becomes aware of the occurrence of a Relevant Event, the Issuer shall give notice thereof to the Trustee in writing and to the Securityholders in accordance with Condition 10. The notice regarding the Relevant Event shall contain a statement informing Securityholders of their entitlement to exercise their Conversion Rights as provided in these Conditions and their entitlement to exercise their rights to require redemption of their Securities pursuant to this Condition 7(H). Such Notice shall also specify: (a) the date of such Relevant Event and, all information material to Securityholders concerning the Relevant Event; (b) the Relevant Event Put Date; (c) the last date by which a Relevant Event Put Exercise Notice must be given; (d) the procedures that Securityholders must follow and the requirements that Securityholders must satisfy in order to exercise the Relevant Event Put Right or Conversion Right; and (e) the information required by Condition 7(L).

(xx)     Neither the Agents nor the Trustee shall be required to monitor or to take any steps to ascertain whether a Relevant Event or any event which could lead to a Relevant Event has occurred or may occur.

(yy)     For the purposes of this Condition 7(H),

(zz)     a “Delisting” occurs when the Shares cease to be listed or admitted to trading on the HKSE (or if applicable, the Alternative Stock Exchange);

(aaa)   “Relevant Event” means the occurrence of any Delisting or Suspension arising from or as a result of an application to the relevant stock exchange having been initiated or made by the Issuer or such Delisting or Suspension having been effected or imposed through any other means controlled by the Issuer or otherwise resulting from any action of the Issuer or any default or non-compliance by the Issuer of any of its obligations that are within its control (whether or not imposed by law or the Listing Rules); and

(bbb)    a “Suspension” occurs if there is a suspension or material limitation in trading of the Shares on the HKSE (or if applicable, the Alternative Stock Exchange) and such suspension or material limitation continues for a period of 45 consecutive Trading Days.

(Z)	Purchase

(ccc)     The Issuer or any of its Subsidiaries may, subject to applicable laws and regulations, at any time and from time to time purchase Securities at any price in the open market or otherwise. The Securities so purchased, while held by or on behalf of the Issuer or any such Subsidiary, shall not entitle the holder to vote at any meetings of the Securityholders and shall not be deemed to be outstanding for certain purposes, including without limitation for the purposes of calculating quorums at meetings of the Securityholders or for the purposes of Conditions 9 or 13(A).

(AA)	Cancellation

(ddd)     All Securities which are redeemed, converted or purchased by the Issuer or any of its Subsidiaries, will forthwith be cancelled. Certificates in respect of all Securities cancelled will be forwarded to or to the order of the Registrar and such Securities may not be reissued or resold.

(BB)	Calculation of Early Redemption Amount

In respect of Conditions 7(C), 7(D) and 7(G), the Calculation Agent will, on the second business day prior to the relevant redemption date (each a “Calculation Date”), calculate the applicable Early Redemption Amount payable in respect of each Security. The Calculation Agent will cause the applicable Early Redemption Amount determined by it to be notified in writing to the Issuer, the Agents and the Trustee as soon as practicable. Notice thereof shall also promptly be given by the Issuer to the Securityholders. All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this Condition 7(K) by the Calculation Agent will (in the absence of manifest error) be binding on the Issuer, the Agents, the Trustee and the Securityholders and no liability to any such person will attach to the Calculation Agent or the Trustee in connection with the exercise or non-exercise by it of its powers, duties and discretions for such purposes.

In these Conditions:

(eee)   “Calculation Agent” means an independent bank of international repute acting as a calculation agent as selected by the Issuer (at the expense of the Issuer) and notified in writing to the Trustee;

(fff)    “Early Redemption Amount” means the greater of:

(i)	the principal amount of the Securities, together with any Distribution accrued to date fixed for redemption (including any Arrears of Distribution and any Additional Distribution Amount); and

(ii)	the Make Whole Amount, together with any Distribution accrued to the date fixed for redemption (including any Arrears of Distribution and any Additional Distribution Amount); and

(ggg)   “Make Whole Amount” means with respect to any redemption date pursuant to a redemption in accordance with Condition 7, the amount, as determined by the Calculation Agent, equal to the sum of (a) the present value of the principal amount of the Securities to be redeemed discounted from the Third Anniversary, and (b) the present value of all Distributions payable (or but for any deferral, would be payable) after such redemption date (exclusive of Distributions accrued to the redemption date) to, and including, the Third Anniversary, discounted to the redemption date on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months) at the Swap Rate plus 1 per cent. per annum.

(CC)	Redemption Notices

(hhh)   All notices to Securityholders given by or on behalf of the Issuer pursuant to this Condition 7 will be irrevocable and will be given in accordance with Condition 10 specifying: (a) the Conversion Price as at the date of the relevant notice; (b) the last day on which Conversion Rights may be exercised; (c) the Closing Price of the Shares on the latest practicable date prior to the publication of the notice; (d) the date for redemption; (e) the manner in which redemption will be effected; (f) the aggregate principal amount of the Securities outstanding as at the latest practicable date prior to the publication of the notice; and (g) such other information as the Trustee may require.

(iii)      No notice of redemption given under Condition 7 shall be effective if it specifies a date for redemption which falls during a Restricted Transfer Period or within 15 days following the last day of a Restricted Transfer Period.

(jjj)      If more than one notice of redemption is given (being a notice given by either the Issuer or a Securityholder pursuant to this Condition 7(L)), the first in time shall prevail. Neither the Trustee nor the Agents shall be responsible for calculating or verifying any calculations of any amounts payable under these Conditions.

●	Taxation

17    All payments made by or on behalf of the Issuer in respect of the Securities shall be made free from any restriction or condition and be made without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of the Cayman Islands, Hong Kong or any authority thereof or therein having power to tax, unless deduction or withholding of such taxes, duties, assessments or governmental charges is compelled by law.

18    In such event, the Issuer shall pay such additional amounts (“Additional Tax Amounts”) as will result in the receipt by the Securityholders of such amounts as would have been received by them had no such deduction or withholding been required, except that no Additional Tax Amounts shall be payable in respect of any Security:

Other connection: to a holder (or to a third party on behalf of a holder) who is liable to such taxes, duties, assessments or governmental charges in respect of such Security by reason of his having some connection with the Cayman Islands or Hong Kong, other than the mere holding of the Security or by the receipt of amounts in respect of the Security; or

Presentation more than 30 days after the relevant date: (in the case of a payment of principal) if the Certificate in respect of such Security is surrendered more than 30 days after the Relevant Date except to the extent that the holder of it would have been entitled to such additional amounts on surrendering the relevant Certificate for payment on the last day of such period of 30 days

19    “Relevant Date” means whichever is the later of (a) the date on which such payment first becomes due and (b) if the full amount payable has not been received by the Trustee or the Principal Agent on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Securityholders and cheques despatched or payment made.

20    References in these Conditions to principal, premium and Distribution (including any Arrears of Distribution and Additional Distribution Amount) shall be deemed also to refer to any Additional Tax Amounts which may be payable under this Condition 8 or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to the Trust Deed.

●	Non-payment

(DD)	Non-payment when due

Notwithstanding any of the provisions below in this Condition 9, the right to institute Winding-Up proceedings is limited to circumstances where payment has become due. In the case of any Distribution, such Distribution will not be due if the Issuer has elected to, or is required to, defer that Distribution in accordance with Condition 4(C).

(EE)	Proceedings for Winding-Up

If (i) an order is made or an effective resolution is passed for the Winding-Up of the Issuer or (ii) the Issuer shall not make payment in respect of the Securities, for a period of ten days or more after the date on which such payment is due, the Issuer shall be deemed to be in default under the Trust Deed and the Securities and the Trustee may, subject to the provisions of Condition 9(C), institute proceedings for the Winding-Up of the Issuer and/or prove in the Winding-Up of the Issuer and/or claim in the liquidation of the Issuer for such payment.

(FF)	Enforcement

Without prejudice to Condition 9(B) but subject to the provisions of Condition 9(D), the Trustee may (but is not obliged to) at its discretion and without notice to the Issuer take such steps and/or actions and/or institute such proceedings against the Issuer as it may think fit to enforce any term or condition binding on the Issuer under the Trust Deed or the Securities (other than any payment obligation of the Issuer under or arising from the Securities or the Trust Deed, including, without limitation, payment of any principal or premium or satisfaction of any Distributions (including any Arrears of Distribution and any Additional Distribution Amount) in respect of the Securities, including any damages awarded for breach of any obligations) and in no event shall the Issuer, by virtue of the taking or such steps or actions and/or the institution of any such proceedings, be obliged to pay any sum or sums, in cash or otherwise, sooner than the same would otherwise have been payable by it.

(GG)	Entitlement of Trustee

The Trustee shall not, and shall not be obliged to, take any of the actions referred to in Condition 9(B) or Condition 9(C) above against the Issuer to enforce the terms of the Trust Deed or the Securities unless (a) it shall have been so directed by an Extraordinary Resolution of the Securityholders or requested in writing by the Securityholders of at least 25 per cent. in principal amount of the Securities then outstanding and (b) it shall have been indemnified and/or secured and/or pre-funded to its satisfaction.

(HH)	Right of Securityholders

No Securityholders shall be entitled to proceed directly against the Issuer or to institute proceedings for the Winding-Up of the Issuer or claim in the liquidation of the Issuer to prove in such Winding-Up unless the Trustee, having become so bound to proceed or being able to prove in such Winding-Up or claim in such liquidation, fails to do so within a reasonable period and such failure shall be continuing, in which case the Securityholders shall have only such rights against the Issuer as those which the Trustee is entitled to exercise as set out in this Condition 9, provided, however, that this Condition 9 shall not affect the rights of the Securityholders to institute proceedings against the Issuer in connection with the Conversion Right.

(II)	Extent of Securityholders’ remedy

No remedy against the Issuer, other than as referred to in this Condition 9, shall be available to the Trustee or the Securityholders, whether for the recovery of amounts owing in respect of the Securities or under the Trust Deed or in respect of any breach by the Issuer of any of its other obligations under or in respect of the Securities or under the Trust Deed, provided, however, that this Condition 9 shall not affect the rights of the Securityholders to institute proceedings against the Issuer in connection with the Conversion Right.

●	Notices

21   All notices to Securityholders shall be validly given if mailed to them at their respective addresses in the Register or published in a leading newspaper having general circulation in Hong Kong or, if such publication is not practicable, in an English language newspaper having general circulation in Asia (which is expected to be the Asian Wall Street Journal) and so long as the Securities are listed on SGX-ST and if the rules of the SGX-ST so require, published in a leading newspaper having general circulation in Singapore (which is expected to be The Business Times). Any such notice shall be deemed to have been given on the later of the date of such publication and the seventh day after being so mailed, as the case may be.

22   So long as the Securities are represented by the Global Certificate and the Global Certificate is held on behalf of Euroclear or Clearstream or the Alternative Clearing System (as defined in the form of the Global Certificate), notices to Securityholders shall be given by delivery of the relevant notice to Euroclear or Clearstream or the Alternative Clearing System, for communication by it to entitled accountholders in substitution for notification as required by the Conditions.

●	Prescription

23   Claims in respect of amounts due in respect of the Securities shall be prescribed and become void unless made as required by Condition 7 within 10 years (in the case of principal) and five years (in the case of Distributions) from the appropriate Relevant Date.

●	Replacement of Certificates

24          If any Certificate is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Registrar or any Transfer Agent, subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence and indemnity and/or security as the Issuer and the Registrar or such Transfer Agent may require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

·	Meetings of Securityholders, Modification, Waiver and Substitution

(JJ)	Meetings of Securityholders

(kkk)   The Trust Deed contains provisions for convening meetings of Securityholders to consider matters affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of these Conditions or any provisions of the Trust Deed. Such a meeting may be convened by the Issuer or the Trustee and shall be convened by the Trustee if it receives a written request from Securityholders holding not less than 10 per cent in principal amount of the Securities for the time being outstanding and subject to it being indemnified and/or secured and/or pre-funded to its satisfaction against all costs and expenses. The quorum for any meeting convened to consider an Extraordinary Resolution will be two or more persons holding or representing more than 50 per cent. in principal amount of the Securities for the time being outstanding or, at any adjourned such meeting, two or more persons being or representing Securityholders whatever the principal amount of the Securities held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (a) to modify the  Optional Redemption Date, (b) to modify the circumstances in which the Issuer or Securityholders are entitled to redeem the Securities pursuant to Condition 7(C) to reduce or cancel the principal amount, any premium payable, any Distribution payable or Equivalent Amount payable in respect of the Securities or changing the method of calculation of interest, (d) to change the currency of denomination or payment of the Securities, (e) to modify (except by a unilateral and unconditional reduction in the Conversion Price) or cancel the Conversion Rights, or (f) to modify the provisions concerning the quorum required at any meeting of the Securityholders or the majority required to pass an Extraordinary Resolution, in which case the necessary quorum will be two or more persons holding or representing not less than 66 per cent., or at any adjourned meeting not less than 33 per cent., in principal amount of the Securities for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on Securityholders (whether or not they were present at the meeting at which such resolution was passed).

(lll)     The Trust Deed provides that a written resolution signed by or on behalf of the holders of not less than 90 per cent. of the principal amount of Securities for the time being outstanding shall be as valid and effective as a duly passed Extraordinary Resolution. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Securityholders.

12	Modification and Waiver

(mmm)   The Trustee may (but shall not be obliged to) agree, without the consent of the Securityholders, to (a) any modification of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Securities or these Conditions (together the “Documentation”) which in the Trustee’s opinion is of a formal, minor or technical nature, or is made to correct a manifest error, or is made to comply with mandatory provisions of law, and (b) any other modification to the Documentation (except as mentioned in the Trust Deed), and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Documentation which is, in the opinion of the Trustee, not materially prejudicial to the interests of the Securityholders. Any such modification, authorisation or waiver shall be binding on the Securityholders and, unless the Trustee agrees otherwise, such modification, authorisation or waiver shall be notified by the Issuer to the Securityholders promptly in accordance with Condition 10.

13	Substitution

(nnn)    The Trustee may (but shall not be obliged to), without the consent of the Securityholders, agree to the substitution in place of the Issuer (or any previous substitute or substitutes under this Condition 13(C)) as the principal debtor under the Securities and the Trust Deed of any Subsidiary of the Issuer subject to (a) the Securities being unconditionally and irrevocably guaranteed by the Issuer, and (b) the Securities continuing to be convertible or exchangeable into Shares as provided in these Conditions mutatis mutandis as provided in these Conditions, with such amendments as the Trustee shall consider appropriate subject to in any such case, (x) the Trustee being satisfied that the interests of the Securityholders will not be materially prejudiced by the substitution, and (y) certain other conditions set out in the Trust Deed being complied with. In the case of such a substitution the Trustee may (but shall not be obliged to) agree, without the consent of the Securityholders, to a change of the law governing the Securities and/or the Trust Deed provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Securityholders. Any such substitution shall be binding on the Securityholders and shall be notified by the Issuer to the Securityholders promptly in accordance with Condition 10.

14	Entitlement of the Trustee

(ooo)    In connection with the exercise of its functions (including but not limited to those referred to in this Condition 13(D)) the Trustee shall have regard to the interests of the Securityholders as a class and shall not have regard to the consequences of such exercise for individual Securityholders and the Trustee shall not be entitled to require, nor shall any Securityholder be entitled to claim from the Issuer, any indemnification or payment in respect of any tax consequences of any such exercise upon individual Securityholders.

(ppp)    In the event of the passing of an Extraordinary Resolution in accordance with Condition 13(A), a modification, waiver or authorisation in accordance with Condition 13(B) or a substitution in accordance with Condition 13(C), the Issuer will procure that the Securityholders be notified in accordance with Condition 10.

●	Indemnification of the Trustee

25     The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility including from taking proceedings unless indemnified and/or secured and/or pre-funded of its satisfaction. The Trustee is entitled to enter into business transactions with the Issuer and any entity related to the Issuer without accounting for any profit.

26     None of the Trustee or any of the Agents shall be responsible for the performance by the Issuer and any other person appointed by the Issuer in relation to the Bonds of the duties and obligations on their part expressed in respect of the same and, unless it has written notice from the Issuer to the contrary, the Trustee and each Agent shall be entitled to assume that the same are being duly performed. None of the Trustee or any Agent shall be liable to any Securityholder or any other person for any action taken by the Trustee or such Agent in accordance with the instructions, direction or request of the Securityholders. The Trustee shall be entitled to rely on any instructions, direction, request or resolution of Securityholders given by holders of the requisite principal amount of Securities outstanding or passed at a meeting of Securityholders convened and held in accordance with the Trust Deed. Whenever the Trustee is required or entitled by the terms of the Trust Deed, the Agency Agreement or these Conditions to exercise any discretion or power, take any action, make any decision or give any direction or certification, the Trustee is entitled, prior to its exercising any such discretion or power, taking any such action, making any such decision, or giving any such direction or certification, to seek directions from the Securityholders by way of an Extraordinary Resolution, and shall have been indemnified and/or provided with security and/or pre-funded to its satisfaction against all action, proceedings, claims and demands to which it may be or become liable and all costs, charges, damages expenses (including but not limited to legal expenses) and liabilities which may be incurred by it in connection therewith, and the Trustee shall not be responsible for any loss or liability incurred by any person as a result of any delay in it exercising such discretion or power, taking such action, making such decision, or giving such direction where the Trustee is seeking such directions or in the event that no such directions or certifications are received. The Trustee shall not be under any obligation to monitor compliance with the provisions of the Trust Deed, the Agency Agreement or these Conditions.

27     The Trustee may rely without liability to Securityholders on any report, confirmation or certificate or any opinion or advice of any accountants, lawyers, financial advisers, financial institution or any other expert, whether or not addressed to it and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Trustee or any other person or in any other manner) by reference to a monetary cap, methodology or otherwise. The Trustee may accept and shall be entitled to rely on any such report, confirmation, certificate, opinion or advice and such report, confirmation, certificate, opinion or advice shall be binding on the Issuer, the Trustee and the Securityholders.

●	Further Issues

28     The Issuer may from time to time without the consent of the Securityholders create and issue further securities either having the same terms and conditions as the Securities in all respects and so that such further issue shall be consolidated and form a single series with the Securities. References in these Conditions to the Securities include (unless the context requires otherwise) any other securities issued pursuant to this Condition 15 and forming a single series with the Securities. Any further securities forming a single series with the Securities constituted by the Trust Deed or any deed supplemental to it shall be constituted by a deed supplemental to the Trust Deed.

●	Contracts (Rights of Third Parties) Act 1999

29     No person shall have any right to enforce any term or condition of the Securities under the Contracts (Rights of Third Parties) Act 1999.

●	Governing Law and Submission to Jurisdiction

(KK)	Governing Law

(qqq)   The Securities, the Trust Deed and the Agency Agreement and any non-contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, English law, except that the subordination provisions set out in Condition 2 shall be governed by, and construed in accordance with the laws of the Cayman Islands.

15	Jurisdiction

(rrr)     The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Securities and accordingly any legal action or proceedings arising out of or in connection with the Securities (“Proceedings”) may be brought in such courts. Pursuant to the Trust Deed, the Issuer has irrevocably submitted to the jurisdiction of such courts.

16	Agent for Service of Process

(sss)   Pursuant to the Trust Deed, the Issuer has irrevocably appointed an agent in England to receive service of process in any Proceedings in England based on any of the Securities.

SCHEDULE 2

ISSUER OFFICER’S CERTIFICATE

[ON THE LETTERHEAD OF THE ISSUER]

To:

Datang Holdings (Hongkong) Investment Company Limited
18/F Edinburgh Tower
The Landmark
15 Queen’s Road
Central
Hong Kong

[Date]

Dear Sirs

SUBSCRIPTION AGREEMENT RELATING TO SUBSCRIPTION OF US$200,000,000 2.00 PER CENT. PERPETUAL SUBORDINATED CONVERTIBLE SECURITIES

Pursuant to the Subscription Agreement dated [*] 2018 (the “Agreement”) made between (1) Semiconductor Manufacturing International Corporation (the “Issuer”), (2) Datang Telecom Technology & industry Holdings Co., Ltd. and (3) Datang Holdings (Hongkong) Investment Company Limited (the “Subscriber”), I hereby confirm, on behalf of the Issuer, that as at today’s date (i) the representations and warranties of the Issuer set forth in the Agreement are true, accurate and correct in all material respects at, and as if made on, today’s date; (ii) the Issuer has performed all of its obligations under the Agreement to be performed on or before today’s date and (iii) there has been no material adverse change, nor any development or event involving or reasonably likely to involve a prospective material adverse change, in the financial or trading condition or the earnings, net assets, business affairs or business prospects (whether or not arising in the ordinary course of business) or properties of the Issuer or the Group (taken as a whole) since the audited consolidated financial statements of the Group dated 31 December 2016.

Yours faithfully

For and on behalf of
SEMICONDUCTOR MANUFACTURING INTERNATIONAL CORPORATION

___________________________

[Name]

Director/[Title of authorised officer]